EXECUTION VERSION 1 STOCK PURCHASE AGREEMENT BY AND AMONG TRUEBLUE, INC., AS THE PURCHASER, STAFFING SOLUTIONS HOLDINGS, INC., AS THE COMPANY, THE HOLDERS OF THE COMPANY’S PREFERRED STOCK, COMMON STOCK, PREFERRED WARRANTS AND COMMON WARRANTS, AS THE SELLERS, AND THE SECURITYHOLDER REPRESENTATIVE Dated as of June 1, 2014

Table of Contents ARTICLE I SALE AND PURCHASE OF COMMON SHARES AND COMMON WARRANTS; TREATMENT OF COMPANY STOCK OPTIONS AND INCENTIVE BONUS PLAN; SALE AND PURCHASE OF PREFERRED SHARES AND THE PREFERRED WARRANT ......................................................... 2 1.1 Sale and Purchase of Common Shares .......................................................................... 2 1.2 Sale and Purchase of Common Warrants ...................................................................... 2 1.3 Company Stock Options; Incentive Bonus Payments .................................................. 3 1.4 Aggregate Purchase Price for Common Shares and Common Warrants ...................... 3 1.5 Sale and Purchase of Preferred Shares and Preferred Warrant Shares.......................... 4 1.6 Escrow Account; Securityholder Expense Amount Holdback ...................................... 5 1.7 Estimated Purchase Price Adjustment .......................................................................... 6 1.8 Purchase Price Adjustment ........................................................................................... 7 1.9 2005 Earn-Out ............................................................................................................... 9 1.10 Transaction Tax Benefit .............................................................................................. 10 1.11 Securityholder Representative Instructions ................................................................ 10 ARTICLE II CLOSING AND TERMINATION .......................................................................... 11 2.1 Closing; Closing Date ................................................................................................. 11 2.2 Closing Deliveries ....................................................................................................... 11 2.3 Termination of the Agreement .................................................................................... 13 2.4 Procedure Upon Termination ...................................................................................... 14 2.5 Effect of Termination .................................................................................................. 14 2.6 Withholding ................................................................................................................ 15 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................... 15 3.1 Status; Authority; Conflicts ......................................................................................... 15 3.2 Capitalization of the Company ................................................................................... 16 3.3 Subsidiaries ................................................................................................................. 17 3.4 Financial Information.................................................................................................. 17 3.5 Absence of Certain Changes ....................................................................................... 18 3.6 Assets .......................................................................................................................... 19 3.7 Contracts ..................................................................................................................... 20 3.8 Employee Benefit Matters .......................................................................................... 21 3.9 Intellectual Property .................................................................................................... 23 3.10 Insurance ..................................................................................................................... 25 3.11 Litigation ..................................................................................................................... 25 3.12 Operations in Conformity with Law ........................................................................... 25 3.13 Customers ................................................................................................................... 26 3.14 Taxes ........................................................................................................................... 26 3.15 Employee Matters ....................................................................................................... 28 3.16 Brokers ........................................................................................................................ 29 3.17 Environmental Matters................................................................................................ 30

ii 3.18 Disclaimer of Other Representations and Warranties ................................................. 30 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ............................... 31 4.1 Authority and Validity ................................................................................................. 31 4.2 No Violation ................................................................................................................ 31 4.3 Ownership of Common Shares and/or Preferred Shares ............................................ 31 4.4 Litigation ..................................................................................................................... 31 4.5 Disclaimer of Other Representations and Warranties ................................................. 32 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER .......................... 32 5.1 Corporate Organization ............................................................................................... 32 5.2 Authority and Validity ................................................................................................. 32 5.3 No Violation ................................................................................................................ 32 5.4 Investment Intention ................................................................................................... 33 5.5 Financial Capability; Solvency ................................................................................... 33 5.6 Brokers ........................................................................................................................ 33 5.7 Litigation ..................................................................................................................... 33 5.8 Inspection; No Other Representations ........................................................................ 33 ARTICLE VI ADDITIONAL AGREEMENTS ........................................................................... 34 6.1 Further Assurances ...................................................................................................... 34 6.2 Confidentiality ............................................................................................................ 35 6.3 Publicity ...................................................................................................................... 35 6.4 Tax Matters ................................................................................................................. 35 6.5 Conduct of the Business Prior to the Closing ............................................................. 39 6.6 Pre-Closing Period Access to Information .................................................................. 40 6.7 Post-Closing Preservation of Records ........................................................................ 40 6.8 No Solicitation ............................................................................................................ 41 6.9 Director and Officer Indemnification and Insurance .................................................. 41 6.10 Joinder of Additional Common Holders ..................................................................... 42 6.11 Employment and Benefit Matters ............................................................................... 42 6.12 280G Matters .............................................................................................................. 43 6.13 [Release of Certain Seller Obligations ........................................................................ 43 ARTICLE VII CONDITIONS PRECEDENT .............................................................................. 44 7.1 Conditions to Each Party’s Obligation ........................................................................ 44 7.2 Conditions to Obligation of the Purchaser .................................................................. 44 7.3 Conditions to Obligation of Sellers ............................................................................. 45 ARTICLE VIII INDEMNIFICATION; CERTAIN REMEDIES .................................................. 46 8.1 Survival ....................................................................................................................... 46 8.2 Indemnification by the Sellers .................................................................................... 46 8.3 Indemnification by the Purchaser ............................................................................... 47

8.4	Limitations on Indemnification	47
8.5	Indemnification Procedures	48
8.6	Calculation of Losses	49
8.7	Tax Treatment of Indemnity Payments	50
8.8	Exclusive Remedy; Release	50
ARTICLE IX GENERAL PROVISIONS		51
9.1	Expenses	51
9.2	Notices	51
9.3	Interpretation	52
9.4	Counterparts	52
9.5	Entire Agreement; Construction	53
9.6	Amendment	53
9.7	Waiver	53
9.8	Governing Law	53
9.9	Securityholder Representative	53
9.10	Severability	57
9.11	Assignment	57
9.12	No Third Party Beneficiaries	57
9.13	Enforcement of Agreement	58
9.14	Conflicts and Privilege	58
9.15	Electronic Execution and Delivery	59

ANNEXES

Annex I Definitions

EXHIBITS

Exhibit A - Escrow Agreement
Exhibit B - Common Holder Joinder Agreement
Exhibit C - Target Net Working Capital Calculation

iii

STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 1, 2014, by and among (i) TrueBlue, Inc., a Washington corporation (the “Purchaser”), (ii) Staffing Solutions Holdings, Inc., a Delaware corporation (the “Company”), (iii) the holders of common stock of the Company listed on Schedule 1.1 hereto under the heading “Common Holders” and/or who become party to this Agreement after the date hereof as a result of the exercise of Company Stock Options in accordance with Section 6.10 hereof (the “Common Holders”), (iv) the holders of preferred stock of the Company listed on Schedule 1.1 hereto under the heading “Preferred Holders” (the “Preferred Holders”), (v) the holders of common warrants of the Company listed on Schedule 1.1 hereto under the heading “Common Warrant Holders” (the “Common Warrant Holders”), (vi) the holder of preferred warrants of the Company listed on Schedule 1.1 hereto under the heading “Preferred Warrant Holder” (the “Preferred Warrant Holder”, and together with the Common Holders, the Preferred Holders, and the Common Warrant Holders, the “Sellers” and each, a “Seller”) (vii) the Securityholder Representative, and (viii) solely for the purposes of Section1.9 and the related definitions, Linda Krier. The Purchaser, the Company and each Seller are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined have the meanings set forth on Annex I hereto. RECITALS WHEREAS, the Common Holders collectively own all of the issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (collectively, the “Common Shares”); WHEREAS, the Preferred Holders collectively own all of the issued and outstanding shares of Class A Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of the Company (collectively, the “Preferred Shares”); WHEREAS, the Preferred Warrant Holder owns all of the issued and outstanding warrants for the purchase of Preferred Stock (the “Preferred Warrant”, and the shares of Preferred Stock that are subject thereto, the “Preferred Warrant Shares”), of the Company; WHEREAS, the Common Warrant Holders collectively own all of the issued and outstanding warrants for the purchase of Common Stock (the “Common Warrants,” and the shares of Common Stock that are subject thereto, the “Common Warrant Shares”), of the Company; and WHEREAS, the Preferred Holders desire to sell to the Purchaser, and the Purchaser desires to acquire from the Preferred Holders, all of the issued and outstanding Preferred Shares, and the Common Holders desire to sell to the Purchaser, and the Purchaser desires to acquire from the Common Holders, all of the issued and outstanding Common Shares, the Preferred Warrant Holder desires to sell to the Purchaser, and the Purchaser desires to acquire from the Preferred Warrant Holder, the issued and outstanding Preferred Warrant, and the Common Warrant Holders desire to sell to the Purchaser, and the Purchaser desires to acquire from the Common Warrant Holders, all the issued and outstanding Common Warrants, in each case,

2 subject to the terms and conditions set forth herein, including the cancellation of the Company’s stock options contemplated hereby. AGREEMENTS NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the Parties hereto hereby agree as follows: ARTICLE I SALE AND PURCHASE OF COMMON SHARES AND COMMON WARRANTS; TREATMENT OF COMPANY STOCK OPTIONS AND INCENTIVE BONUS PLAN; SALE AND PURCHASE OF PREFERRED SHARES AND THE PREFERRED WARRANT 1.1 Sale and Purchase of Common Shares. On the terms and subject to the conditions contained herein, at the Closing, each Common Holder shall sell to the Purchaser, and the Purchaser shall purchase from such Common Holder, the number of Common Shares shown opposite such Common Holder’s name, respectively, on Schedule 1.1 for a price per share equal to the Per Share Common Consideration. The Per Share Common Consideration to be received at the Closing by each Common Holder in respect of all of the Common Shares held by such Common Holder immediately prior to the Closing shall, pursuant to Section 1.6(c) and Section 2.2(c)(iii), be reduced by (A) such Common Holder’s Pro Rata Escrow Portion of the Escrow Amounts in respect of such Common Shares, and (B) such Common Holder’s Pro Rata Escrow Portion of the Securityholder Expense Amount in respect of such Common Shares. 1.2 Sale and Purchase of Common Warrants. On the terms and subject to the conditions contained herein, at the Closing, each Common Warrant Holder shall sell to the Purchaser, and the Purchaser shall purchase from each such Common Warrant Holder, each Common Warrant. Thereafter, no Common Warrant Holder shall have any rights in respect thereof other than the right to receive therefor an amount in cash at the Closing pursuant to Section 2.2(c)(iv), amounts payable under Section 6.4(j) and Section 6.4(k) and a contingent right to receive an amount out of the Escrow Fund and/or the Holdback Account, and the Purchaser shall pay (or shall cause to be paid), pursuant to Section 1.6(c) and Section 2.2(c)(iv), an amount in cash to such Common Warrant Holder (or for its benefit) equal to the product of (i) the number of Common Warrant Shares pursuant to each such Common Warrant as of immediately prior to the Closing and (ii) the excess, if any, of the Per Share Common Consideration over the exercise price per share for each such Common Warrant Share (the “Common Warrant Consideration”). The Common Warrant Consideration to be received at the Closing by each Common Warrant Holder in respect of all of the Common Warrant Shares held by such Common Warrant Holder immediately prior to the Closing shall, pursuant to Section 1.6(c) and Section 2.2(c)(iv), be reduced by (A) such Common Warrant Holder’s Pro Rata Escrow Portion of the Escrow Amounts in respect of such Common Warrant Shares, and (B) such Common Warrant Holder’s Pro Rata Escrow Portion of the Securityholder Expense Amount in respect of such Common Warrant Shares.

3 1.3 Company Stock Options; Incentive Bonus Payments. (a) Prior to the Closing, the Company and the Purchaser, as applicable, shall take all action necessary to ensure that at the Closing, each outstanding and unexercised Company Stock Option (whether vested and exercisable or unvested and un-exercisable) shall be canceled, shall be of no further force and effect with no payment or other liability of the Company and/or the Purchaser therefor or in respect thereof and shall cease to represent the right to exercise any such Company Stock Option (whether by passage of time or otherwise) for any shares of capital stock of the Company. Thereafter, no holder of any such Company Stock Option (each, an “Option Holder,” and collectively, the “Option Holders”) shall have any rights in respect thereof. (b) At the Closing, the Purchaser shall pay to the Company an amount equal to the aggregate Incentive Bonus Payments pursuant to Section 2.2(c)(v). All consideration to be paid to Award Participants in respect of Awards pursuant to Section 2.2(c)(v) and/or Section 1.5(e), subject to the following sentence, (i) shall be treated as compensation paid by the Company as and when received by the Award Participants (which, for the avoidance of doubt, shall be the Closing Date, with respect to consideration paid pursuant to Section 2.2(c)(v), and when released from escrow (if at all), in the case of the Escrow Amounts) and otherwise when payable pursuant to the terms of this Agreement, (ii) shall be made through the payroll systems of the Company (or the applicable Subsidiary) at the time such payment is made and (iii) shall be net of any required withholding Taxes. The portion of the Securityholder Expense Amount attributable to Incentive Bonus Payments shall be treated as compensation paid to the Award Participants on the Closing Date when paid to the Securityholder Representative pursuant to Section 1.6(b), and any applicable withholding Taxes with respect to such amount shall be withheld from other payments received by the Award Participants at the Closing. For the avoidance of doubt, any amounts released from the Holdback Account to the Award Participants as contemplated in Section 9.9(g) shall have already been treated as compensation paid by the Company (or the applicable Subsidiary), and shall not be subject to employment withholding Taxes a second time. From and after the Closing, the Purchaser, the Company and each Seller hereby acknowledges and agrees that the Securityholder Representative shall be entitled to make any and all determinations under the Incentive Bonus Plan as if the Securityholder Representative was the Board (as defined in the Incentive Bonus Plan). Any and all amounts withheld from an Incentive Bonus Payment at Closing pursuant to Section 2.2(c)(v) and placed into an Escrow Account and/or the Holdback Account, shall be available for use in satisfying any obligations owed by the Sellers pursuant to terms of this Agreement to the same extent as if such Award Participant was a Seller for such purposes. 1.4 Aggregate Purchase Price for Common Shares and Common Warrants. The aggregate purchase consideration to be paid hereunder to the Common Holders for the sale of the Common Shares and to the Common Warrant Holders for the sale of the Common Warrants shall equal the sum (if, but only if, such sum is a positive number) of: (a) the Aggregate Purchase Price minus (b) the Aggregate Preferred Consideration (such sum, if, but only if, a positive number, the “Common Consideration”).

4 1.5 Sale and Purchase of Preferred Shares and Preferred Warrant Shares. (a) On the terms and subject to the conditions contained herein, at the Closing, each Preferred Holder shall sell to the Purchaser, and the Purchaser shall purchase from such Preferred Holder, the number of Preferred Shares shown opposite of such Preferred Holder’s name on Schedule 1.1 for the consideration set forth in Section 1.5(b) below. (b) At the Closing, the Purchaser shall pay to each Preferred Holder, in respect of each Preferred Share held by such Preferred Holder immediately prior to the Closing, an amount equal to the sum of (i) One Thousand Dollars ($1,000) per Preferred Share plus (ii) the aggregate amount of all accrued and unpaid dividends thereon with respect to such Preferred Share as of the Closing Date (with respect to each Preferred Share, the “Per Share Preferred Consideration”; the sum of the Per Share Preferred Consideration to be paid to each Preferred Holder in respect of all Preferred Shares held by such holder is such Preferred Holder’s “Preferred Consideration”). The Preferred Consideration to be received at the Closing by each Preferred Holder in respect of each Preferred Share held by such Preferred Holder immediately prior to the Closing shall, pursuant to Section 1.6(c) and Section 2.2(c)(i), be reduced by such Preferred Holder’s Escrow Shortfall Pro Rata Portion of the Escrow Shortfall Amount (if any) in respect of such Preferred Holder’s Preferred Shares. (c) On the terms and subject to the conditions contained herein, at the Closing, the Preferred Warrant Holder shall sell to the Purchaser, and the Purchaser shall purchase from the Preferred Warrant Holder, the Preferred Warrant for the consideration set forth in Section 1.5(d) below. (d) At the Closing, the Purchaser shall pay to the Preferred Warrant Holder, an amount equal to the Per Share Preferred Consideration minus the exercise price per share pursuant to the Preferred Warrant (the “Preferred Warrant Consideration”, and, the aggregate Preferred Warrant Consideration payable hereunder together with the aggregate Preferred Consideration payable hereunder, the “Aggregate Preferred Consideration”). The Preferred Warrant Consideration to be received at the Closing by the Preferred Warrant Holder in respect of each Preferred Warrant Share held by the Preferred Warrant Holder immediately prior to Closing shall, pursuant to Section 1.6(c) and Section 2.2(c)(ii), be reduced by the Preferred Warrant Holder’s Escrow Shortfall Pro Rata Portion of the Escrow Shortfall Amount (if any) in respect of the Preferred Warrant Holder’s Preferred Warrant Shares. (e) Notwithstanding anything herein to the contrary, subject to Section 1.9, (A) if there was an Escrow Shortfall Amount, then any amounts payable to the Securityholders (or Sellers, if applicable) under this Agreement (including Section 1.8, Section 1.10, Section 6.4 and ARTICLE VIII), and/or distributable to any Securityholder (or Seller, if applicable) out of any Escrow Account or the Holdback Account, shall instead be paid to each Preferred Holder, Preferred Warrant Holder and Award Participant, on a pro rata basis based on each such holder’s or Award Participant’s Escrow Shortfall Pro Rata Portion, until such time as each Preferred Holder has received the full amount of its respective Preferred Consideration, the Preferred Warrant Holder has received the full amount of its Preferred Warrant Consideration and each Award Participant has received the full amount of its Incentive Bonus Payment (with any payment of any Incentive Bonus Payment to be paid to the Company for further payment to the

5 applicable Award Participant in accordance with Section 1.3(b)), and (B) all amounts owed to the Preferred Holders, the Preferred Warrant Holder and the Award Participants pursuant to this Section 1.5(e) shall be paid by the Purchaser, or distributed out of the Escrow Accounts or Holdback Account, prior to any payment to be made to any Common Holder in respect of such Common Holder’s Common Shares or any Common Warrant Holder in respect of such Common Warrant Holder’s Common Warrants. 1.6 Escrow Account; Securityholder Expense Amount Holdback. (a) At the Closing, the Purchaser shall deliver to U.S. Bank National Association, as escrow agent (the “Escrow Agent”), under the escrow agreement dated the Closing Date, by and among the Purchaser, the Securityholder Representative and the Escrow Agent, substantially in the form of Exhibit A hereto (the “Escrow Agreement”), the Indemnity Escrow Amount, the Net Working Capital Escrow Amount, and an amount equal to the Special Escrow Amount. The Indemnity Escrow Amount shall be held in an escrow account (the “Indemnity Escrow Account”) in accordance with the terms of the Escrow Agreement and released and paid on the fifteen (15) month anniversary of Closing Date (the “Escrow Termination Date”) in accordance with the terms of the Escrow Agreement. The Net Working Capital Escrow Amount shall be held in an escrow account (the “Net Working Capital Escrow Account”) in accordance with the terms of the Escrow Agreement and released and paid in accordance with the terms of Section 1.8(e). The Special Escrow Amount shall be held in an escrow account (the “Special Escrow Account” and, together with the Indemnity Escrow Account and the Net Working Capital Escrow Account, the “Escrow Accounts”) in accordance with the terms of the Escrow Agreement and released and paid in accordance with the terms of ARTICLE VIII and the Escrow Agreement. The Escrow Agreement shall provide that the Net Working Capital Escrow Account shall be used only in connection with any amount payable to the Purchaser pursuant to Section 1.8(e)(i), that the Indemnity Escrow Account and the Special Escrow Account shall be used to satisfy valid claims for Losses made by the Purchaser pursuant and subject to ARTICLE VIII hereof. All Parties hereto agree that except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code: (i) the right of the Sellers and Award Participants to the Escrow Amounts shall be treated as deferred contingent purchase price eligible for installment treatment under Section 453 of the Code and any corresponding provision of foreign, state or local Law, as appropriate, (ii) the Purchaser shall be treated as the owner of the Escrow Accounts, and all interest and earnings earned from the investment and reinvestment of the Escrow Amounts, or any portion thereof, shall be allocable to the Purchaser pursuant to Section 468B(g) of the Code and Proposed Treasury Regulation Section 1.468B-8, (iii) if and to the extent any amount of the Escrow Amounts is actually distributed to the Sellers, interest may be imputed on such amount payable to the Sellers, as required by Section 483 or 1274 of the Code and (iv) in no event shall the aggregate Escrow Amounts released to the Sellers exceed $45,000,000.00. Clause (iv) of the preceding sentence is intended to ensure that the right of the Sellers to the Escrow Amounts and any interest and earnings earned thereon is not treated as a contingent payment without a stated maximum selling price under Section 453 of the Code and the Treasury Regulations promulgated thereunder. (b) At the Closing, the Purchaser shall deliver to the Securityholder Representative an amount equal to Five Hundred Thousand Dollars ($500,000) (the “Securityholder Expense Amount”). The Securityholder Expense Amount shall be held in an

6 account maintained by the Securityholder Representative (the “Holdback Account”) for the Securityholder Representative to hold on behalf of the Sellers and Award Participants as a fund for any out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Securityholder Representative in its capacity as the Securityholder Representative, all in accordance with Section 9.9(g). The Holdback Account shall not be required to be invested, or be required to earn interest or other income. (c) Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.2(c)(iii) and Section 2.2(c)(iv) shall be applied in a manner such that the Per Share Common Consideration and Common Warrant Consideration payable to each Securityholder pursuant to such provisions shall be (X) reduced on a pro-rata basis amongst the Securityholders in accordance with their respective Pro Rata Escrow Portions, and (Y) reduced only until such time as either (i) the aggregate reductions pursuant to Section 2.2(c)(iii) and Section 2.2(c)(iv) equal the sum of the Escrow Amounts plus the Securityholder Expense Amount, or (ii) the Per Share Common Consideration and Common Warrant Consideration payable to each Securityholder pursuant to such provisions has been reduced to zero (0); provided, however, that for the purposes hereof, the reductions pursuant to Section 2.2(c)(iii) and Section 2.2(c)(iv) shall first be made to fund the Escrow Amounts before any reductions are deemed to fund the Securityholder Expense Amount. Furthermore, notwithstanding anything to the contrary contained in this Agreement, in the case, and only in the case, that the Per Share Common Consideration and Common Warrant Consideration payable to each Securityholder pursuant to the provisions of Section 2.2(c)(iii) and Section 2.2(c)(iv) has been reduced to zero (0) and the aggregate amount of Per Share Common Consideration and Common Warrant Consideration reduced pursuant to Section 2.2(c)(iii) and Section 2.2(c)(iv) is less than the aggregate amount of the sum of the Escrow Amounts plus the Securityholder’s Expense Amount (the amount of any such shortfall, the “Escrow Shortfall Amount”), then the provisions of Section 2.2(c)(i), Section 2.2(c)(ii) and Section 2.2(c)(v) that reduce payments thereunder in order to fund the Escrow Shortfall Amount shall apply on a pro-rata basis amongst the Preferred Holders, Preferred Warrant Holder and the Award Participants in accordance with their respective Escrow Shortfall Pro Rata Portions until such time as the aggregate amounts reduced pursuant to Section 2.2(c)(i), Section 2.2(c)(ii) and Section 2.2(c)(v) equal the Escrow Shortfall Amount. 1.7 Estimated Purchase Price Adjustment. No later than three (3) Business Days prior to the anticipated Closing Date, the Company shall deliver to the Purchaser a statement (the “Estimated Preliminary Statement”), prepared in good faith, setting forth an estimate of the Closing Date Net Working Capital Amount (the “Estimated Closing Date Net Working Capital Amount”) and the Estimated Target Net Working Capital Amount (including an updated Exhibit C reflecting the same), Net Working Capital May and Estimated Net Working Capital June. If the Estimated Closing Date Net Working Capital Amount exceeds the Estimated Target Net Working Capital Amount, the Initial Aggregate Purchase Price shall be increased dollar-for- dollar by the amount of such excess and if the Estimated Closing Date Net Working Capital Amount is less than the Estimated Target Net Working Capital Amount, the Initial Aggregate Purchase Price shall be reduced dollar-for-dollar by the amount of such shortfall. The amount (either positive or negative) equal to the Estimated Closing Date Net Working Capital Amount minus the Estimated Target Net Working Capital Amount shall be referred to herein as the “Estimated Purchase Price Adjustment.”

7 1.8 Purchase Price Adjustment. (a) The Purchaser shall deliver, or cause to be delivered, to the Securityholder Representative, as soon as practicable, but in no event more than sixty (60) days after the Closing Date, (i) a consolidated balance sheet of the Company and its Subsidiaries as of 12:01 a.m. Chicago time on the Closing Date audited by Deloitte (the “Closing Balance Sheet”), with the costs and expenses of such audit to be paid by Purchaser, and (ii) a preliminary statement in the same form as the Estimated Preliminary Statement (the “Preliminary Statement”) setting forth the calculation of the Closing Date Net Working Capital Amount as derived from the Closing Balance Sheet, and the Target Net Working Capital Amount (including an updated Exhibit C reflecting the same), Net Working Capital May and Net Working Capital June, in the case of each of clauses (i) and (ii), along with reasonable supporting detail to evidence the calculations of such amounts. The Closing Balance Sheet and related statements of income, retained earnings and cash flows, the Preliminary Statement, the Closing Date Net Working Capital Amount and all of the calculations and amounts set forth therein shall be prepared in good faith and in accordance with the Agreed Accounting Principles. (b) The Securityholder Representative shall have sixty (60) days to review the Preliminary Statement from the date of its receipt thereof (the “Review Period”). During the Review Period, the Securityholder Representative shall have reasonable access during normal business hours to the books and records and personnel and advisors of the Company and its Subsidiaries to the extent required in connection with such review. If the Securityholder Representative objects to any aspect of the Preliminary Statement, the Securityholder Representative must deliver a written notice of such objection (the “Objection Notice”) to the Purchaser on or prior to the expiration of the Review Period. If the Securityholder Representative delivers an Objection Notice to the Purchaser prior to the expiration of the Review Period as provided in this Section 1.8(b), the Purchaser and the Securityholder Representative shall, for a period of thirty (30) days thereafter (the “Resolution Period”), attempt in good faith to resolve the matters contained therein, and any written resolution, signed by each of the Purchaser and the Securityholder Representative, as to any such matter shall be final, binding, conclusive and non-appealable for all purposes hereunder. In the event the Securityholder Representative does not deliver an Objection Notice to the Purchaser as provided in this Section 1.8(b) prior to the expiration of the Review Period, the Sellers and Award Recipients shall be deemed to have agreed to the Preliminary Statement in its entirety, which Preliminary Statement or undisputed portions thereof (as the case may be) shall be final, binding, conclusive and non-appealable for all purposes hereunder. (c) If, at the conclusion of the Resolution Period, the Purchaser and the Securityholder Representative have not reached an agreement with respect to all disputed matters contained in the Objection Notice, then within ten (10) Business Days thereafter, the Purchaser and the Securityholder Representative shall submit for resolution those of such matters remaining in dispute to KPMG, or if such firm is unavailable or unwilling to so serve, to a mutually acceptable nationally recognized independent accounting firm (the “Neutral Arbitrator”). The Neutral Arbitrator shall act as an arbitrator to resolve (based solely on the written presentations of the Purchaser and the Securityholder Representative and not by independent review) only those matters submitted to it in accordance with the first sentence of this Section 1.8(c). The Purchaser and the Securityholder Representative shall direct the Neutral

8 Arbitrator to render a resolution of all such disputed matters within sixty (60) days after its engagement or such other period agreed upon in writing by the Purchaser and the Securityholder Representative. The resolution of the Neutral Arbitrator shall be set forth in a written statement delivered to each of the Parties and shall be final, binding, conclusive and non-appealable for all purposes hereunder. The Preliminary Statement, once modified and/or agreed to in accordance with Section 1.8(b) and/or this Section 1.8(c), shall become the “Final Statement.” (d) The Securityholder Representative shall, solely out of the Holdback Account, pay a portion of the fees and expenses of the Neutral Arbitrator equal to 100% multiplied by a fraction, the numerator of which is the amount of disputed amounts submitted to the Neutral Arbitrator that are resolved in favor of Purchaser (that being the difference between the Neutral Arbitrator’s determination and the Securityholder Representative’s determination) and the denominator of which is the total amount of disputed amounts submitted to the Neutral Arbitrator (that being the sum total by which the Purchaser’s determination and the Securityholder Representative’s determination differ from the determination of the Neutral Arbitrator). The Purchaser shall pay that portion of the fees and expenses of the Neutral Arbitrator that the Securityholder Representative, on behalf of the Sellers, is not required to pay hereunder. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Neutral Arbitrator shall be borne by the Party incurring such cost and expense. (e) Amounts payable pursuant to the determination of the Closing Date Net Working Capital Amount and the Target Net Working Capital Amount on the Final Statement shall be paid and/or disbursed as follows: (i) If the Working Capital True-Up Amount is negative, then the Securityholder Representative and the Purchaser shall promptly, within three (3) Business Days after the date on which the Preliminary Statement becomes the Final Statement, execute and deliver a written instruction to the Escrow Agent to effectuate (A) disbursement to the Purchaser of (1) the lesser of the absolute value of the Working Capital True-Up Amount and the amount in the Net Working Capital Escrow Account from the Net Working Capital Escrow Account and (2) if the funds then contained in the Net Working Capital Escrow Account are less than the absolute value of the Working Capital True-Up Amount, then such difference from the Indemnity Escrow Account, and (B) if, after giving effect to the distributions made pursuant to clause (A)(1), any funds then remain in the Net Working Capital Escrow Account, disbursement of such remaining funds to the Securityholders, as instructed by the Securityholder Representative in accordance with Section 1.11 (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)), by wire transfer of immediately available funds to the account designated in writing by each such Securityholder, in each case in accordance with the terms of the Escrow Agreement. (ii) If the Working Capital True-Up Amount is positive, then the Purchaser shall pay to the Securityholders, as instructed by the Securityholder Representative in accordance with Section 1.11 (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e) and Section 1.9), by wire transfer of immediately available funds to the account designated in writing by each such Securityholder, in each case within three (3) Business Days after the date on which the Preliminary Statement becomes the Final Statement,

9 the absolute value of the Working Capital True-Up Amount. In addition, the Securityholder Representative and the Purchaser shall promptly, within three (3) Business Days after the date on which the Preliminary Statement becomes the Final Statement, execute and deliver a written instruction to the Escrow Agent to effectuate disbursement of the funds then contained in the Net Working Capital Escrow Account to the Securityholders, as instructed by the Securityholder Representative in accordance with Section 1.11 (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)), by wire transfer of immediately available funds to the account designated in writing by each such Securityholder, in each case in accordance with the terms of the Escrow Agreement. 1.9 2005 Earn-Out. (a) If, at any time at or after the Closing, the terms of the 2005 Earn-Out have been satisfied, then (i) the 2005 Sellers (in proportion to their respective “2005 Earn-Out Percentages” as set forth on Schedule 1.9) shall receive the 2005 Earn-Out Amount out of, and only out of, any subsequent (i.e., after the date the terms of the 2005 Earn-Out have been satisfied) (x) release of cash out of the Escrow Accounts and/or Holdback Account that would otherwise be payable to any Seller or Award Participant, and/or (y) payment owed by the Purchaser to the Sellers and/or Award Participants pursuant to the terms of this Agreement (the releases and payments described in clause (x) and (y), the “Subsequent Payments”), and (iii) notwithstanding anything else to the contrary contained in this Agreement (including Section 1.5(e)), the 2005 Sellers shall be entitled to receive all Subsequent Payments until the 2005 Earn- Out Amount has been paid in full. For the avoidance of doubt, no Seller shall receive any further payments of consideration hereunder after the 2005 Earn-Out has been satisfied until the full 2005 Earn-Out Amount has been paid. The 2005 Sellers acknowledge and agree that, for the purposes of determining whether the terms of the 2005 Earn-Out have been satisfied, the Majority Stockholder Entity shall not be deemed to have received (1) any portion of the Escrow Amounts unless and until such Escrow Amounts are actually distributed from the Escrow Accounts and thereafter received by the Majority Stockholder Entity or (2) any portion of the Securityholder Expense Amount unless and until such portion of the Securityholder Expense Amount is actually distributed by the Securityholder Representative from the Holdback Account pursuant to Section 9.9(g) and thereafter received by the Majority Stockholder Entity, provided that, in each case, to the extent the Majority Stockholder Entity is to receive any payment described in (1) or (2) above and instead directs any amounts payable thereunder to any other Person, and such amounts are received by such Person, such amounts shall be deemed received by the Majority Stockholder Entity. The Purchaser and the Stockholders Representative agree that all disbursements under the Escrow Agreement shall be made in accordance with the terms of this Agreement. Within a reasonable time, and in any case within ten (10) Business Days of a written request from the Farrington Trust with respect to reasonable requests with respect to information regarding the calculation of the 2005 Earn-Out, the Securityholder Representative shall provide to the Farrington Trust reasonable responses to such reasonable requests. (b) The Farrington Trusts each hereby represent and warrant to the Released Parties, as of the date hereof and as of the Closing, that they are the sole beneficiaries of the rights that Hugh Farrington and the Farrington Trust No. 1 had pursuant to the 2005 SPA and the 2005 Earn-Out. Each 2005 Seller hereby represents and warrants, severally and not jointly, to the Released Parties, as of the date hereof and as of the Closing, that no such 2005 Seller has

10 sold, transferred or otherwise assigned any of its rights under the 2005 SPA and/or 2005 Earn- Out. (c) In consideration for the provisions contained in Section 1.9(a), effective as of the Closing, each of the 2005 Sellers, on behalf of themselves and their respective predecessors and Affiliates (collectively, “Seller Releasing Parties”) hereby irrevocably release, waive and discharge the Company, the 2005 Companies, each of their respective Subsidiaries and each of their respective stockholders, managers, directors, officers, employees and Affiliates (including the Majority Stockholder Entity) (collectively, the “Seller Released Persons”) from any and all liabilities and obligations then existing to such Seller Releasing Party with respect to the 2005 Earn-Out (other than as provided herein), and such Seller Releasing Party shall not seek to recover any such amounts in connection therewith or thereunder from any of the Seller Released Persons; provided, however, that nothing in this Section 1.9(c) shall operate to release any rights under Section 1.9(a). Effective as of the Closing, (i) the Company, on behalf of itself and its Subsidiaries (including the 2005 Companies) (collectively, “Company Releasing Parties”) hereby irrevocably release, waive and discharge the Farrington Trusts and their respective trustees and beneficiaries (collectively, the “Company Released Persons”) from any and all liabilities and obligations then existing to such Company Releasing Party (other than as provided herein) and (ii) the Company and the Majority Stockholder Entity, on behalf of themselves and each of their respective Subsidiaries and each of their respective stockholders, managers, directors, officers, employees and Affiliates (including the 2005 Companies) (collectively, “2005 Releasing Parties”), hereby irrevocably release, waive and discharge the 2005 Sellers and their respective trustees, beneficiaries and Affiliates (collectively, the “2005 Released Persons”) from any and all liabilities and obligations then existing to such 2005 Releasing Party with respect to the 2005 SPA (other than as provided herein); provided, however, that nothing in this Section 1.9(c) shall operate to release any rights under Section 1.9(a). Without limiting the foregoing, the indemnification obligations of, and any requirement to post letters of credit by, the Farrington Trusts, the estate of Hugh Farrington, Michael Miles, the Farrington Trust No 1, the Michael Miles Grantor Retained Annuity Trust No 1, Linda Krier, Lorree Lynch or their successors and assigns (the “Stockholders”) under (i) the 2005 SPA and (ii) that certain letter agreement, dated June 17, 2005, among Staffing Solutions Holdings, Inc., Seaton Acquisition Corp., certain of the Stockholders, Seaton Corp., SMX Corp. and PeopleScout, Inc. or (iii) otherwise in respect of the Company and its Subsidiaries, shall terminate effective as of the Closing. 1.10 Transaction Tax Benefit. In addition to any other amounts to which the Securityholders are entitled under this Agreement, on or before October 15, 2015, Purchaser shall pay to the Securityholder Representative for payment to the Securityholders an amount equal to the Transaction Tax Benefit. 1.11 Securityholder Representative Instructions. At any time that any payments are due by Purchaser under this Agreement after the Closing, or are to be distributed from any Escrow Account, to any Seller, Award Participant or 2005 Seller, the Securityholder Representative will provide the Purchaser with information with respect to whether the provisions of Section 1.5(e) and/or Section 1.9(a) are then in effect and details regarding how such payments and/or distributions are to be made to such Seller, Award Participant or 2005 Seller, as the case may be.

11 ARTICLE II CLOSING AND TERMINATION 2.1 Closing; Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Transactions (the “Closing”) shall take place at 10:00 a.m., Boston time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, no later than two (2) Business Days following the satisfaction or waiver of all conditions precedent specified under ARTICLE VII hereof (except for those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions and provided that the Closing will occur no earlier than June 30, 2014), or on such other date, place and time as the Purchaser and the Securityholder Representative may agree in writing (such date on which the Closing occurs, the “Closing Date”). The Closing shall be deemed to be effective immediately after 12:01 a.m. Chicago time on the Closing Date. 2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) an officer’s certificate, dated as of the Closing Date, duly executed by an authorized officer of the Company, relating to the satisfaction of the Closing conditions set for in Section 7.2(a) and Section 7.2(b); (ii) a good standing certificate for the Company from the Secretary of State of the State of Delaware dated as of a date within five (5) Business Days of the Closing Date; and (iii) good standing certificates, or their legal equivalent, for each of the Subsidiaries from each of their respective jurisdictions of organization dated as of a date within five (5) Business Days of the Closing Date. (b) At Closing, each Seller and/or the Securityholder Representative, as the case may be, shall deliver or cause to be delivered to the Purchaser: (i) the original certificate(s) representing the Preferred Shares held by such Preferred Holder, together with duly executed stock powers in proper form for each Preferred Share owned by such Preferred Holder or an affidavit of loss attesting to the loss or destruction of original certificate(s); (ii) the original certificate(s) representing the Common Shares held by such Common Holder, together with duly executed stock powers in proper form for each Common Share owned by such Common Holder or an affidavit of loss attesting to the loss or destruction of original certificate(s); and (iii) the Escrow Agreement, duly executed by the Securityholder Representative.

12 (c) At the Closing and subject to the provisions of Section 1.6(c), as applicable, the Purchaser shall deliver (or cause to be delivered) or shall pay (or cause to be paid) by wire transfer of immediately available funds pursuant to written instructions delivered to the Purchaser prior to Closing, as the case may be: (i) to each Preferred Holder, prior to any payment pursuant to Section 2.2(c)(iii), Section 2.2(c)(iv) or Section 2.2(c)(v) below, cash in an amount equal to the aggregate Preferred Consideration due to such Preferred Holder pursuant to Section 1.5(b), minus the product of (A) the Escrow Shortfall Amount (if any), multiplied by (B) such Preferred Holder’s Escrow Shortfall Pro Rata Portion; (ii) to the Preferred Warrant Holder, prior to any payment pursuant to Section 2.2(c)(iii), Section 2.2(c)(iv) or Section 2.2(c)(v) below, cash in an amount equal to the aggregate Preferred Warrant Consideration due to such Preferred Warrant Holder pursuant to Section 1.5(d), minus the product of (A) the Escrow Shortfall Amount (if any), multiplied by (B) the Preferred Warrant Holder’s Escrow Shortfall Pro Rata Portion; (iii) to each Common Holder, cash in an amount equal to (A) the product of (y) the aggregate number of Common Shares held by such Common Holder immediately prior to Closing, multiplied by (z) the Per Share Common Consideration, minus (B) the product of (y) the Escrow Amounts, multiplied by (z) such Common Holder’s Pro Rata Escrow Portion, minus (C) the product of (y) the Securityholder Expense Amount, multiplied by (z) such Common Holder’s Pro Rata Escrow Portion; (iv) to each Common Warrant Holder, cash in an amount equal to (A) the Common Warrant Consideration for each Common Warrant held by such Common Warrant Holder immediately prior to Closing, minus (B) the product of (y) the Escrow Amounts, multiplied by (z) such Common Warrant Holder’s Pro Rata Escrow Portion, and minus (C) the product of (y) the Securityholder Expense Amount, multiplied by (z) such Common Warrant Holder’s Pro Rata Escrow Portion; (v) to the Company for further distribution to each Award Participant in accordance with Section 1.3(b), cash in an amount equal to the Incentive Bonus Payment owed to such Award Participant minus the product of (A) the Escrow Shortfall Amount (if any), multiplied by (B) such Award Participant’s Escrow Shortfall Pro Rata Portion; (vi) to the Escrow Agent, the Escrow Amounts; (vii) to the Securityholder Representative, the Securityholder Expense Amount; (viii) to each Person owed Indebtedness, cash in an amount equal to the Indebtedness owed to such Person as specified in a payoff letter received from such Person or Persons within three (3) Business Days prior to the Closing Date; (ix) to each Person or Persons owed any Selling Expenses, cash in an amount equal to the Selling Expenses owed to such Person or Persons as directed by the Securityholder Representative within three (3) Business Days prior to the Closing Date;

13 (x) to the Securityholder Representative, an officer’s certificate, dated as of the Closing Date, duly executed by an authorized officer of the Purchaser, relating to the satisfaction of the Closing conditions set forth in Section 7.3(a) and Section 7.3(b); and (xi) to the Securityholder Representative, the Escrow Agreement, duly executed by a duly authorized officer of the Purchaser. (d) At least three (3) days prior to the Closing Date, the Securityholder Representative will deliver to Purchaser a schedule setting forth: (i) for each Preferred Holder, such Preferred Holder’s (A) aggregate Preferred Consideration, (B) Escrow Shortfall Pro Rata Portion (if applicable), and (C) cash to be delivered in accordance with Section 2.2(c)(i); (ii) for each Preferred Warrant Holder, such Preferred Warrant Holder’s (A) aggregate Preferred Warrant Consideration, (B) Escrow Shortfall Pro Rata Portion (if applicable), and (C) cash to be delivered in accordance with Section 2.2(c)(ii); (iii) for each Common Holder, such Common Holder’s (A) aggregate Per Share Common Consideration, (B) Pro Rata Escrow Portion, and (C) cash to be delivered in accordance with Section 2.2(c)(iii); (iv) for each Common Warrant Holder, such Common Warrant Holder’s (A) aggregate Per Share Common Consideration, (B) Pro Rata Escrow Portion, and (C) cash to be delivered in accordance with Section2.2(c)(iv); and (v) for each Award Participant, (A), the Incentive Bonus Payment owed to such Award Participant, (B) such Award Participant’s Escrow Shortfall Pro Rata Portion (if applicable), and (C) cash to be delivered in accordance with Section 2.2(c)(v). 2.3 Termination of the Agreement. This Agreement may be terminated prior to Closing as follows: (a) at the election of the Securityholder Representative or the Purchaser on or after the close of business on September 1, 2014 (the “Termination Date”), if the Closing shall not have occurred by the close of business on such date; provided, however, that the terminating Party is not in breach in any material respect of any of its obligations hereunder or the cause of the failure of the Closing to occur on or before the Termination Date; or (b) by mutual written consent of the Securityholder Representative and the Purchaser; or (c) by either the Purchaser or the Securityholder Representative if a Governmental Entity shall have (i) issued a non-appealable final judgment, order, injunction, decree or ruling (“Order”) or taken any other action; or (ii) enacted, enforced or deemed applicable to the Transactions a Law in final form, in each case having the effect of permanently restraining, enjoining, prohibiting or making illegal the consummation of the Transactions; or

14 (d) by the Purchaser, (i) upon a breach of any representation, warranty, covenant or agreement of the Company or the Sellers set forth in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied (a “Seller Terminating Breach”); provided, however, that if such Seller Terminating Breach is curable prior to the expiration of thirty (30) days from the date of written notice to the Securityholder Representative of its occurrence through the exercise of commercially reasonable efforts, and for so long as the Company or the applicable Seller continues to exercise such commercially reasonable efforts, the Purchaser may not terminate this Agreement under this Section 2.3(d) until the expiration of such thirty (30) day period without such Seller Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 2.3(a)); or (ii) if satisfaction of any of the conditions set forth in Section 7.2 is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this Agreement); provided, further, that the Purchaser shall not be entitled to terminate this Agreement pursuant to this clause Section 2.3(d) at any time during which the Purchaser would be unable to satisfy the conditions in Section 7.3(a) or Section 7.3(b) hereof; or (e) by the Securityholder Representative, (i) upon a breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (a “Purchaser Terminating Breach”); provided, however, that if such Purchaser Terminating Breach is curable prior to the expiration of thirty (30) days from notice to the Purchaser of its occurrence through the exercise of the Purchaser’s commercially reasonable efforts, and for so long as the Purchaser continues to exercise such commercially reasonable efforts, the Securityholder Representative may not terminate this Agreement under this Section 2.3(e) until the expiration of such thirty (30) day period without such Purchaser Terminating Breach having been cured (but in no event shall the preceding proviso be deemed to extend the date set forth in Section 2.3(a)); or (ii) if satisfaction of any of the conditions set forth in Section 7.3 is or becomes impossible (other than through the failure of the Company or any Seller to comply with its obligations under this Agreement); provided, further that the Securityholder Representative shall not be entitled to terminate this Agreement pursuant to this Section 2.3(e) at any time during which the Company would be unable to satisfy the conditions in Section 7.2(a) or Section 7.2(b) hereof. 2.4 Procedure Upon Termination. In the event of termination of this Agreement by the Securityholder Representative or the Purchaser, or both, pursuant to Section 2.3 hereof, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate, and the Transactions shall be abandoned, without further action by any Party. 2.5 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 2.3 and Section 2.4, then, subject to the provisions of this Section 2.5, the Company, the Sellers, the Securityholder Representative and the Purchaser shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to the Company, the Sellers, the Securityholder Representative or the Purchaser; provided, however, that no such termination shall relieve any Party hereto from liability for any willful and material breach of this Agreement by such Party prior to the date of termination; provided, further, that the obligations of the

15 Parties set forth in this Section 2.5 and in Section 6.2, Section 6.3 and ARTICLE IX hereof shall survive any such termination and shall be enforceable hereunder. 2.6 Withholding. After prior consultation with the Securityholder Representative (provided that no such consultation shall be required with respect to income and employment tax withholding on payments treated as compensation for applicable income Tax purposes), the Purchaser and the Company shall be entitled to deduct and withhold from any payment to be made under this Agreement all Taxes that the Purchaser or the Company, as the case may be, is required to deduct and withhold with respect to such payment under the Code (or any provision of other applicable Law). Taxes withheld pursuant to this Section 2.6 by the Purchaser or the Company will be (i) timely remitted by the Purchaser or the Company, as the case may be, to the appropriate Governmental Entity and (ii) to the extent so remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to the exceptions disclosed in the disclosure schedule delivered by the Company to the Purchaser on the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchaser as follows, in each case as of the date hereof (unless otherwise specifically set forth herein) and as of the Closing: 3.1 Status; Authority; Conflicts. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties and assets, and is duly qualified to do business as a foreign entity under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not reasonably be expected to be material. (b) The Company has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations under such Transaction Documents. The execution and delivery of the Transaction Documents to which the Company is a party and the performance by the Company of its obligations thereunder have been duly and validly authorized by the Company and no other proceedings on the part of the Company are necessary to authorize the Transaction Documents to which the Company is a party or the performance by the Company of its obligations thereunder. This Agreement and the other Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company, and assuming the due execution and delivery by each of the other Parties, constitute the valid and binding agreement of the Company enforceable against the Company in accordance with the terms and conditions hereof and thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”).

16 (c) Except as set forth on Schedule 3.1(c), the execution and delivery of this Agreement by the Company and the other Transaction Documents to which the Company is a party and the consummation and performance by the Company of its obligations thereunder shall not (i) result in a violation or breach of any provision of the Governing Documents of the Company or any Subsidiary; (ii) result in a violation or breach of any provision of any Law or Order applicable to the Company or any of its Subsidiaries, (iii) require the Consent of or notice to any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract or (iv) result in the creation or imposition of any Lien other than a Permitted Lien on any properties or assets of the Company or any of the Subsidiaries, except in the cases of clauses (ii) and (iii), where the violation, breach, conflict, default, acceleration or failure to give notice would not reasonably be expected to be material or where the violation, breach, conflict, default, acceleration or failure relates to any facts that are particular to the Purchaser and/or its Subsidiaries and/or any of their respective assets or liabilities. No consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Transactions, except for such filings as may be required under the HSR Act and as set forth on Schedule 3.1(c) and/or such consents, approvals, Permits, Orders, declarations, filings or notices that, in the aggregate, would not reasonably be expected to be material and/or such consents, approvals, Permits, Orders, declarations, filings or notices that relate to any facts that are particular to the Purchaser and/or its Subsidiaries and/or any of their respective assets or liabilities. 3.2 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 70,000 shares of Preferred Stock, of which, all 70,000 shares have been designated as redeemable preferred stock, par value $0.001 per share, of which, as of the date of this Agreement, 62,373.639 shares are issued and outstanding and 1,270.927 shares have been reserved for issuance as Preferred Warrant Shares upon the exercise of the Preferred Warrants, and (ii) 37,000,000 shares of Common Stock, of which 34,235,302 shares are issued and outstanding, 724,344 shares have been reserved for issuance as Common Warrant Shares upon the exercise of the Common Warrants and 351,836.9 shares have been reserved for issuance as upon the exercise of the Company Stock Options, and as of the date of this Agreement, such shares of capital stock are held of record by the Persons listed on Schedule 1.1. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except for the Company Stock Options, the Common Warrant Shares, the Preferred Warrant Shares, all of which are set forth on Schedule 3.2(i), and except as otherwise set forth on Schedule 3.2(ii), there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, deferred compensation rights, agreements, arrangements or commitments of any kind to which the Company is a party relating to the issuance of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or which restrict the transfer of any such shares. Except as provided in the Amended and Restated Certificate of Incorporation of the Company as currently in effect (as amended, the “Company Charter”) and as otherwise set forth on Schedule 3.2(iii), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests or any other securities of the Company.

17 3.3 Subsidiaries. (a) Except as set forth on Schedule 3.3(a)(i), all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries (y) have been validly issued and are fully paid and non-assessable and (z) are free and clear of any and all Liens other than Permitted Liens. Except as set forth on Schedule 3.3(a)(ii), all of the outstanding shares of capital stock (or equity interests of entities other than corporations) of each of the Subsidiaries are beneficially owned, directly or indirectly, by the Company. There are not outstanding, (i) any options, warrants, or other rights to purchase from any Subsidiary any shares of capital stock (or equity interests of entities other than corporations) of any Subsidiary, (ii) any securities convertible into or exchangeable for shares of capital stock (or equity interests of entities other than corporations) of any Subsidiary, or (iii) any other commitments of any kind for the issuance of shares of capital stock (or equity interests of entities other than corporations) or options, warrants, or other securities of any Subsidiary. (b) Schedule 3.3(b) sets forth a true and complete list of each Subsidiary and such Subsidiary’s legal form, jurisdiction of incorporation or organization, the names of such Subsidiary’s beneficial owners, and the number of outstanding shares of capital stock (or equity interests of entities other than corporations) held by such Subsidiary’s beneficial owners. Except for the Subsidiaries, the Company does not own any capital stock of, or other equity interest in, or any interest convertible into, or exercisable or exchangeable for, any capital stock of, or other equity interest in, any other Person. (c) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction as set forth on Schedule 3.3(b), has all requisite power and authority to carry on its business as now conducted and to own or lease and operate its properties and assets, and is duly qualified to do business as a foreign entity under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not reasonably be expected to be material. 3.4 Financial Information. (a) Schedule 3.4(a) contains complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as at December 29, 2013 and December 30, 2012, and consolidated statements of income and retained earnings, stockholders’ equity and cash flows for the years then ended (collectively, the “Audited Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries at April 27, 2014 and consolidated statements of income and cash flows for the four (4)-month period then ended (collectively, the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). (b) The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes. The Financial Statements are based on the books and records of the Company and its Subsidiaries, and present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries, as of the date thereof and for the period covered thereby.

18 (c) Except as set forth on Schedule 3.4(c), neither the Company nor any of its Subsidiaries has any material liabilities that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, except (a) those that are adequately reflected or reserved against on the consolidated balance sheet dated December 29, 2013 included in the Audited Financial Statements, (b) those that have been incurred in the Ordinary Course of Business consistent with past practice since such date and (c) Selling Expenses that are being paid at Closing. 3.5 Absence of Certain Changes. Except as set forth on Schedule 3.5, and Schedule 6.5 for certain actions that may be taken after the date hereof, since December 29, 2013, the Company has not undergone any change in the condition (financial or otherwise), assets, liabilities, Indebtedness, Liens or capitalization, so as to cause a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has: (a) Acquired or disposed of any assets or properties in any transaction with any Affiliate or, except in the Ordinary Course of Business, acquired, disposed of or leased any assets or properties in any transaction with any other Person, including the making of any material capital expenditures; (b) Adopted any amendment of its Governing Documents; split, combined or reclassified any of its shares of capital stock or other equity interests; issued or sold any shares of capital stock or other equity interests; granted any options, warrants or other rights to purchase or obtain any shares of capital stock or other equity interests; declared or paid any dividends or distributions on or in respect of its capital stock or other equity interests or redeemed, purchased or acquired any of its own shares of capital stock or other equity interests; (c) Granted to any salaried employee or any class of other employees any increase in compensation in any form (including any material increase in value of any benefits), any increase in eligibility to earn compensation in any form (including bonus or other incentive compensation), or any right to severance or termination pay, or entered into any employment agreement with any employee, except in the Ordinary Course of Business and except as required by applicable Law; (d) Adopted or materially amended any Benefit Plan, except as required by applicable Law; (e) Suffered any strike or other labor trouble with employees or been the subject of any effort to reorganize the Company’s or any of its Subsidiaries’ workforce, or any part thereof, into a bargaining unit; (f) Incurred, assumed or guaranteed any Indebtedness in an aggregate amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), except unsecured current obligations and liabilities incurred in the Ordinary Course of Business and draws on the revolving line of credit in the Ordinary Course of Business or incurred any Lien other than any Permitted Lien; (g) Amended, changed, or terminated, or suffered any amendment, change, or termination of, any Material Contract;

19 (h) Adopted a material change in any method of accounting or accounting practice, except as required by GAAP; (i) Canceled or compromised any material claim or waived or released any material right or instituted, settled, or agreed to settle any Legal Proceeding; (j) Adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of any bankruptcy, insolvency or reorganization Law or consented to the filing of any bankruptcy or similar petition against it under any similar Law; (k) Acquired by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (l) Entered into a new line of business or abandoned or discontinued any existing lines of business; (m) Made, changed or rescinded any material Tax election, amended any material Tax Return, changed a method of accounting for Tax purposes, entered into a Tax “closing agreement,” or agreed to an extension of a statute of limitations with respect to a material amount of Taxes (other than as a result of customary extensions to file Tax Returns); or (n) Agreed or committed to do any of the foregoing. 3.6 Assets. (a) Neither the Company nor any of its Subsidiaries own any real property. Schedule 3.6(a) sets forth all lease agreements, including all amendments and supplements thereto, to which the Company or any of its Subsidiaries are bound as parties with respect to any Leased Real Property (the “Real Property Leases”). All Real Property Leases are valid, binding and in full force and effect and are enforceable, subject to the General Enforceability Exceptions, against the Company or one of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other party thereto, in accordance with their terms. (b) The Company and/or its Subsidiaries own title to, or have valid leasehold or license interests in, all of the real property and tangible and intangible personal properties utilized by the Company and/or its Subsidiaries in the ownership or operation of their respective businesses and such properties are sufficient for the continued conduct of the such businesses after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct such businesses as currently conducted. All of the tangible personal properties are in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put. (c) Except as set forth on Schedule 3.6(c), no Liens (other than Permitted Liens) exist on any of the Company’s or its Subsidiaries’ assets, properties, or the Leased Real Property.

20 (d) All Personal Property Leases are valid, binding, and in full force and effect and are enforceable against the Company or one of its Subsidiaries, subject to the General Enforceability Exceptions, as the case may be, and, to the Knowledge of the Company, the other party thereto, in accordance with their terms. To the Knowledge of the Company, there are no defaults existing under any of the Personal Property Leases on the part of any party thereto. 3.7 Contracts. (a) Schedule 3.7(a) lists each of the following Contracts, including all amendments and supplements thereto, of the Company and/or its Subsidiaries, (together with all Real Property Leases listed on Schedule 3.6(a), collectively, the “Material Contracts”): (i) Each Contract (other than any vendor contracts under MSP arrangements entered into in the Ordinary Course of Business) that, by its terms, expressly requires payments by the Company or any of its Subsidiaries in excess of Two Hundred and Fifty Thousand Dollars ($250,000) during calendar year 2014 or expressly requires such payments in any calendar year commencing on or after January 1, 2015 and that cannot be cancelled by the Company or such Subsidiary without penalty or without more than thirty (30) days’ notice; (ii) Each Contract whereby the Company or any of its Subsidiaries generated revenues in excess of One Million Dollars ($1,000,000) (or, in the case of OWM arrangements (determined on a site-by-site basis), Three Million Dollars ($3,000,000)) during the twelve (12)-month period ended March 30, 2014; (iii) All Contracts that relate to the sale of any of the Company’s or its Subsidiaries’ assets, other than in the Ordinary Course of Business, for consideration in excess of One Hundred Thousand Dollars ($100,000); (iv) All Contracts that relate to the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case (A) excluding the acquisition of assets made in the Ordinary Course of Business, and (B) involving amounts in excess of One Hundred Thousand Dollars ($100,000); (v) Except for Contracts relating to trade receivables, all Contracts relating to Indebtedness in each case having an outstanding principal balance in excess of Fifty Thousand Dollars ($50,000); (vi) All collective bargaining agreements or Contracts with any labor organization, union or association to which the Company or any of its Subsidiaries is a party or is otherwise subject to; (vii) All Contracts with any officer, director, equity holder, or Affiliate of any Seller, in each case, other than employment related arrangements; (viii) All Contracts containing covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any Person in any geographical area;

21 (ix) All material licenses, sublicenses and other agreements set forth on Schedule 3.9(d); (x) Each Contract either (A) for (x) the employment of any executive officer of the Company, or (y) an individual employee of the Company or any of its subsidiaries whose annual base salary exceeds One Hundred and Fifty Thousand Dollars ($150,000) on a full time basis, in each case with respect to (x) and (y), that is not terminable by the Company or any Subsidiary party thereto without the payment of severance as required by the express terms of such Contract solely to the extent such terms provide severance in an amount greater than any statutory severance required pursuant to applicable Law, or (B) that provides for any retention, change in control, or other similar payments triggered by the Transactions; (xi) All Contracts with independent contractors or consultants (or similar arrangements) who receive more than One Hundred Thousand Dollars ($100,000) or more per annum from the Company or any of its Subsidiaries for services performed and which Contract cannot be cancelled by the Company or such Subsidiary without penalty or without more than thirty (30) days’ notice; and (xii) All Contracts providing for the material indemnification of any Person by the Company or any Subsidiary, other than Contracts entered into in the Ordinary Course of Business. (b) The Company has delivered or made available to the Purchaser true and correct copies of all Material Contracts. Except as set forth on Schedule 3.7(b), all Material Contracts are valid, binding, and in full force, and are enforceable against the Company or one of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other parties thereto, in accordance with their terms, subject to the General Enforceability Exceptions. Except as set forth on Schedule 3.7(b), neither the Company nor any of its Subsidiaries, as the case may be, is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect under any Material Contract, and, to the Knowledge of the Company, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder. Neither the Company, nor to the Knowledge of the Company any other party thereto, has exercised, or expressed a clear intent to exercise, any termination rights with respect to any of the Material Contracts. 3.8 Employee Benefit Matters. (a) Schedule 3.8(a) sets forth a list of each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other material plan, program or arrangement providing compensation or benefits to current or former directors, officers, or employees (or dependents or beneficiaries thereof) and (i) which is sponsored, maintained, contributed to, or required to be contributed to by the Company or an any of its Subsidiaries, or (ii) under which the Company has any material obligation or liability (the “Benefit Plans”). With respect to each Benefit Plan, the Company has made available to the Purchaser (if applicable to such Benefit Plan): (A) all material documents embodying or governing such Benefit Plan, and any funding medium for the Benefit Plan (including trust agreements); (B) the most recent IRS determination or opinion

22 letter with respect to such Benefit Plan under Code Section 401(a); (C) the most recently filed IRS Forms 5500; (D) the summary plan description; and (E) any material notices, inquiries or other communications from a Governmental Entity. (b) Except as set forth on Schedule 3.8(b), (i) each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance and nothing has occurred that would reasonably be expected to cause the revocation of such determination letter or the unavailability of reliance on such opinion letter, (ii) each Benefit Plan has been administered in accordance with its terms and requirements of applicable law in all material respects, and (iii) neither any Benefit Plan nor any other benefit plan maintained or contributed to by the Company or any ERISA Affiliate within the last six (6) years is subject to Title IV of ERISA or Section 412 of the Code or is a “multiemployer plan,” as defined in Section 3(37) of ERISA. (c) Except as set forth on Schedule 3.8(c), and other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits in the nature of health, life or disability insurance following retirement or other termination of employment (other than death or disability benefits when death or disability occurs during employment). (d) Except as set forth on Schedule 3.8(d), (i) there is no pending, or to the Knowledge of the Company, threatened in writing, litigation or other formal proceedings (other than routine claims for benefits) relating to a Benefit Plan, and (ii) to the Knowledge of the Company, no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Entity. (e) Except as set forth on Schedule 3.8(e), the execution and delivery of this Agreement (alone or in conjunction with any other event, including any termination of employment on or in connection with the Closing) will not (i) entitle any employee to any compensation or benefit payment (including severance or payments as defined in Section 280G of the Code), (ii) accelerate the vesting (except potentially in connection with the cancellation of the Company Stock Options pursuant to Section 1.3(a)) or trigger any material payment or funding of any compensation or benefit under any Benefit Plan, (iii) result in any material breach or violation of, or default under, or limit the Company’s or any Subsidiary’s right to amend, modify or terminate, any Benefit Plan, or (iv) result in the forgiveness of any indebtedness of any employee. The Company and its Subsidiaries have no commitment or obligation and have not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise. (f) Neither the Company nor any of its ERISA Affiliates has (i) incurred, or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii)

23 withdrawn from any pension plan subject to Title IV of ERISA; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (v) engaged in any nonexempt prohibited transaction under Section 406 or ERISA or Code Section 4975 that would reasonably be expected to result in any material liability to the Company. (g) None of the Company nor any of its Subsidiaries has any obligation to pay, gross up, or otherwise indemnify any individual for any Taxes imposed under Code Section 409A or Code Section 4999. (h) To the Knowledge of the Company, the Company and its ERISA Affiliates is classifying, and has for the past four (4) years classified, all individuals who perform services for them correctly under each Benefit Plan, ERISA, the Code, and all other applicable Laws as common law employees, independent contractors or leased employees. (i) Except as set forth on Schedule 3.8(i), neither the Company nor any Affiliate has sponsored, maintained, contributed to or been required to contribute to, or has any liability under, any employee benefit plan that is subject to the laws of a foreign jurisdiction. 3.9 Intellectual Property. (a) Schedule 3.9(a) sets forth a complete and accurate list of all patents, registered trademarks, registered copyrights and domain names, and applications for any of the foregoing, that are owned by the Company or any of its Subsidiaries. (b) The Company or a Subsidiary of the Company is the owner of, or has the right to use, all Intellectual Property, as is necessary in connection with the business of the Company and its Subsidiaries as currently conducted. Each item of Intellectual Property owned, licensed or used by the Company or a Subsidiary of the Company immediately prior to the Closing will be owned, licensed or available for use by the Company immediately following the Closing. Each item of Intellectual Property owned by the Company and its Subsidiaries is, to the Knowledge of the Company, valid and enforceable and otherwise fully complies with all Laws applicable to the enforceability thereof. (c) Neither the Company nor any of its Subsidiaries is a party to any suit, action or proceeding that involves a claim of infringement, unauthorized use, or violation of any Intellectual Property used or owned by any Person against the Company or its Subsidiaries, or challenging the ownership, use, validity or enforceability of any Intellectual Property owned or used by the Company or its Subsidiaries. (d) Schedule 3.9(d) sets forth a complete and accurate list of all licenses, sublicenses and other agreements to which the Company and/or its Subsidiaries are a party (i) granting any other Person the right to use the Intellectual Property, or (ii) pursuant to which the Company or its Subsidiaries are authorized to use any third party Intellectual Property, which are used by the Company or its Subsidiaries in the business of the Company as currently conducted, other than commercial off-the-shelf software. With respect to each item of identified in Schedule 3.9(d): (i) to the Knowledge of the Company, such item is not subject to any Order; (ii) to the Knowledge of the Company, no Proceeding is pending or is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) the Company has not

24 granted any sublicense or similar right with respect to such item, except as permitted by the terms of such license or agreement. (e) The Company and each Subsidiary of the Company has taken commercially reasonable and prudent action to maintain and protect each item of Intellectual Property that it owns, licenses or uses, including reasonable security measures to protect the confidentiality of any trade secrets. (f) The Company and each of its Subsidiaries has not violated or infringed upon or otherwise come into conflict with any Intellectual Property other than patents of third parties, and to the Knowledge of the Company and each of its Subsidiaries, has not violated or infringed upon or otherwise come into conflict with any patents of third parties. The Company and each of its Subsidiaries has not received any written notice alleging any such violation, infringement or other conflict. To the Knowledge of the Company, no third party has infringed upon or otherwise come into conflict with any Intellectual Property of the Company or its Subsidiaries. (g) No software in any of the Company or its Subsidiaries’ products or services contains, incorporates, links or calls to or otherwise uses any software (in source or object code form) licensed from another party under a license commonly referred to as an open source, free software, copyleft or community source code license (including any library or code licensed under the GNU General Public License, GNU Lesser General Public License, Apache Software License, Common Public License, Common Development and Distribution License, Eclipse Public License, Mozilla Public License or any other public source code license arrangement, collectively “Open Source Software”) in a manner that obligates the Company or any Subsidiary to disclose, make available, offer or deliver any other portion of the source code of any Product or component thereof to any third party other than such Open Source Software. (h) All present employees, contractors, and consultants of the Company and its Subsidiaries who have materially contributed to the conception, development, authoring, creation, or reduction to practice of any Intellectual Property used in the Company’s or its Subsidiaries’ operations have executed agreements that assign all right, title, and interest in such Intellectual Property to the Company or its Subsidiaries and protect the confidentiality of all trade secrets of the Company and its subsidiaries. To the Knowledge of the Company and its Subsidiaries, no present or former employee, director, officer, or contractor of the Company or its subsidiaries is, as a result of or in the course of such employee’s, director’s, officer’s, or contractor’s engagement by the Company, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment or invention agreement, or similar agreement with the Company. (i) Except as set forth in Schedule 3.9(i) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has not disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code owned by the Company or its Subsidiaries (“Source Code”). To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or

25 would reasonably be expected to, result in the disclosure, delivery or license by the Company, it Subsidiaries or any Person then acting on its behalf to any Person of any Source Code. (j) To the Knowledge of the Company, the Company and its subsidiaries are in compliance with the terms of all Contracts relating to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of personally identifiable information (as defined in NIST Special Publication 800-122) (“PII”). The Company and its Subsidiaries use commercially reasonable measure to protect the integrity and security of PII in their possession, custody or control. (k) Within the last two (2) years, neither the Company or its Subsidiaries has received any written notice of any claim or action relating to the Company or its Subsidiaries’ information privacy or data security practices, including with respect to the access, disclosure or use of personal information maintained by or on behalf of the Company or its Subsidiaries, and to the Company’s Knowledge no Person has threatened any such claim or action. (l) Within the last two (2) years, and except as set forth on Schedule 3.9(l), neither the Company nor any of its Subsidiaries has experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any PII in the Company’s or its Subsidiaries’ possession, custody or control, or otherwise held or processed on its behalf. 3.10 Insurance. Schedule 3.10 sets forth a list, as of the date hereof, of all material insurance policies maintained by the Company and/or its Subsidiaries (collectively, the “Insurance Policies”), true and correct copies of which have been made available to the Purchaser. Such Insurance Policies are in full force and effect. All premiums due on such Insurance Policies have been paid. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to or alteration of coverage under any of such Insurance Policies. All such Insurance Policies (a) are valid and binding in accordance with their terms; and (b) have not been subject to any lapse in coverage. There are no claims related to the business of the Company or its Subsidiaries pending under any such Insurance Policies as to which coverage has been denied or in respect of which there is an outstanding reservation of rights. None of the Company or any of the Subsidiaries is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. To the Knowledge of the Company, the Insurance Policies are reasonably sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted. 3.11 Litigation. Except as set forth on Schedule 3.11, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any Order of any Governmental Authority that, individually or in the aggregate, would be material. 3.12 Operations in Conformity with Law. (a) Except as set forth on Schedule 3.12, the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws.

26 (b) All Permits required for the Company and its Subsidiaries to conduct their business have been obtained and are valid and in full force and effect, except where the failure to obtain such Permits would not reasonably be expected to be material. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any material Permit. 3.13 Customers. (a) Schedule 3.13 lists each of the top fifty (50) customers of the Company and its Subsidiaries (which, in the case of OWM arrangements, shall be determined on a site-by- site basis, and in the case of other arrangements, by individual contract) by billings, on a consolidated basis, during the fiscal year ended December 29, 2013 (each, a “Significant Customer”) and the percentage of total revenues of the Company and its Subsidiaries such Significant Customer represented during such period. Neither the Company nor any of its Subsidiaries has granted any Significant Customer any regularly recurring rebates, discounts, refunds, sign-on bonuses or similar adjustments in price at any time during the past twelve (12) months other than contained in the Material Contract with such Significant Customer. (b) Neither the Company nor any of its Subsidiaries has received any written notice, or, to the Knowledge of the Company, oral notice, from any Significant Customer that such Significant Customer will not continue as a customer of the Company or any of its Subsidiaries after the Closing or that such customer intends to terminate or materially and adversely modify existing Contracts with the Company or any of its Subsidiaries, as applicable. To the Knowledge of the Company, no Significant Customer of the Company or its Subsidiaries has asserted a claim that remains outstanding for indemnification arising from any services provided to any such Significant Customer. 3.14 Taxes. (a) Except as set forth on Schedule 3.14: (i) the Company and its Subsidiaries have duly and timely filed (or obtained extensions as to) all Tax Returns that are required to have been filed by them, and all such Tax Returns are true, correct and complete in all material respects; (ii) the Company and its Subsidiaries have paid all Taxes that are due and payable by the Company or any Subsidiary (whether or not such Taxes were reflected on any Tax Returns); (iii) (A) neither the Company nor any of its Subsidiaries is a party to any action or proceeding by any Tax Authority or other governmental authority for assessment or collection of Taxes from the Company or such Subsidiary, and (B) neither the Company nor any Subsidiary has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any Tax; and (iv) (A) during the three years immediately prior to the date hereof, neither the Company nor any of its Subsidiaries has been audited by any Tax Authority or other governmental authority with respect to the Tax Returns of the Company or such Subsidiary and

27 neither the Company nor any Subsidiary has received any written notice of deficiency or assessment of additional Taxes for which it would be liable, or any written notice of an intention to commence a Tax audit, (B) no deficiency assessment or proposed adjustment of the Taxes for which the Company or any of its Subsidiaries would be liable is pending, and (C) no Tax Authority or other governmental authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns has made any written claim that the Company or such Subsidiary, as applicable, is or may be subject to Tax in that jurisdiction; (v) each of the Company and its Subsidiaries has complied in all material respects with applicable Laws relating to the payment and withholding of any Taxes required to be withheld from any payment to an employee, creditor or other third party; (vi) there are no liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for taxes not yet due and payable; (vii) (A) none of the Company or any Subsidiary has liability for Taxes of any other Person as a result of being or ceasing to be a member of any “affiliated group” of corporations within the meaning of Section 1504 of the Code (or any similar affiliated, combined, consolidated or unitary group or arrangement for group relief for state, local, or foreign Tax purposes), (B) neither the Company nor any Subsidiary has liability for Taxes of any other Person arising under contract, by operation of law, by reason of being a successor or transferee, or otherwise, and (C) neither the Company nor any Subsidiary is a party to or bound by any contract, agreement or other arrangement regarding the sharing or allocation of liability for Taxes or payment of Taxes, in each case, other than in respect of a group the common parent of which is the Company; (viii) neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a Tax period ending on or prior to the Closing Date; (B) installment sale or open transaction disposition made on or prior to the Closing Date; (C) prepaid amount received on or prior to the Closing Date; or (D) agreement with a Tax Authority entered into on or prior to the Closing Date; (ix) neither the Company nor any Subsidiary is participating or has participated in a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2); (x) in connection with the consummation of the Transaction, no payment or benefit has been, will be, or may be made or provided under this Agreement, under any arrangement contemplated by this Agreement, or under any agreement or arrangement to which the Company or any Subsidiary is a party that, either alone or together with any other payments or benefits, constitutes or would constitute a “parachute payment” within the meaning of Code Section 280G(b)(2). None of the Company, any Subsidiary, the Purchaser, or any affiliate of the Purchaser will be obligated to pay or reimburse any Person for any Taxes imposed under Code Section 4999 as a result of the consummation of the Transaction, either alone or in connection with any other event;

28 (xi) each outstanding share of Company stock is property that is “substantially vested” under Code Section 83 and Treasury Regulation Section 1.83-3(b). Each election made under Code Section 83(b) with respect to the issuance of any Company Share was timely and valid, and each such election is currently in effect and has not been revoked, terminated, or declared invalid; (xii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is engaged in or has ever been engaged in a trade or business through a “permanent establishment” within the meaning of an applicable income Tax treaty in any country other than the country in which the Company or such Subsidiary, as the case may be, is formed or organized; and (xiii) neither the Company nor any Subsidiary has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Code Section 355(a)(1)(A) in a distribution of stock qualifying under Code Section 355 (A) in the two years before the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Code Section 355(e) in conjunction with the transactions contemplated by this Agreement. (b) Notwithstanding anything to the contrary in this Agreement, the Company makes no representations and warranties with respect to the amount, validity or usability of its net operating losses, Tax basis in its assets, Tax credits, or other Tax attributes for taxable periods beginning after the Closing Date. (c) Except for certain representations in Section 3.8 related to Taxes, the representations and warranties set forth in this Section 3.14 shall constitute the sole and only representations and warranties by the Company with respect to Taxes. 3.15 Employee Matters. (a) Except as set forth on Schedule 3.15(a)(i), the Company and each of its Subsidiaries (or any predecessor entity, if applicable) is, and during the last four (4) years, has been in compliance with all then applicable Laws with respect to employment, including termination of employment, WARN and any similar state or local “mass layoff” or “plant closing” Law, hiring, discrimination, civil rights, terms and conditions of employment, wages, hours, and safety and health, workers’ compensation, common law employee status and the collection and payment of withholding and social security taxes and any similar tax, collective bargaining, and employment practices, and has not engaged in any unfair labor practice, except where such non-compliance, taken as whole, is not material. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries within the six (6) months before the Closing Date. During the last four (4) years the Company and each of its Subsidiaries (or any predecessor entity, if applicable) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to its employees, including any common law employees, and to the Knowledge of the Company is not liable for any arrears of wages (including commissions, bonuses, or other compensation), or any taxes or any penalty for failure to comply with any of the foregoing (or, if any arrears, penalty, or interest were assessed against the Company or any of its Subsidiaries regarding the

29 foregoing, it has been fully satisfied). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any governmental or administrative authority with respect to unemployment compensation benefits, workers’ compensation benefits, social security, social benefits, or other benefits or obligations for any current or former employees, including any common law employees (other than routine payments to be made in the Ordinary Course of Business). Except as set forth on Schedule 3.15(a)(ii), there are no pending claims against any the Company or any of its Subsidiaries under any workers’ compensation plan or policy or for long-term disability and there are no complaints, charges or claims pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any current or former employee, which claims have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration, or investigation before any Governmental Entity, including claims for compensation, severance benefits, vacation time, vacation pay, or pension benefits, or any other complaint, charge or claim pending in any court or administrative agency from any current or former employee or any other person arising out of the Company or any of its Subsidiaries’ status as an employer or purported employer, or as an entity which engages independent contractors or consultants, or any workplace practices or policies whether in the form of claims for discrimination, harassment, unfair labor practices, grievances, wage and hour violations, wrongful discharge, based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of or failure to employ any individual or otherwise. To the Knowledge of the Company, no current or former employee of the Company or any of its Subsidiaries is, or has in the past two (2) years been, in violation of any material term of any noncompetition agreement or any restrictive covenant to a former employer relating to the right of such current or former employee to be employed by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. (b) Neither the Company nor any of its Subsidiaries is subject to any labor strike, lockout, dispute, slow down, stoppage or similar labor dispute with respect to any current or former employees. Except as set forth on Schedule 3.15(b), neither the Company nor any of its Subsidiaries has received during the three years immediately prior to the date hereof any written notice of, and to the Knowledge of the Company there is not threatened, any labor or civil rights dispute, controversy, arbitration, or grievance or any other unfair labor practice, proceeding or breach of contract claim or action with respect to claims of, or obligations to, any current or former employees. (c) Except as set forth on Schedule 3.15(c), (i) there is no collective bargaining or similar agreement with any union, labor organization, works council, or similar representative covering any employee of the Company or any of its Subsidiaries, (ii) no petition for certification or election of any such representative is existing or pending or, to the Knowledge of the Company, threatened to be brought or filed with respect to any employee of the Company or any of its Subsidiaries, and (iii) no such representative has sought certification or recognition with respect to any such employee and there is no organizing activity, to the Knowledge of the Company, pending or threatened by any such representative or group of employees. 3.16 Brokers. Except as set forth on Schedule 3.16, all negotiations relating to this Agreement and the Transactions have been carried on without the intervention of any Person

30 acting on behalf of the Company in such manner as to give rise to any valid claim against the Company or the Purchaser for any brokerage or finder’s commission, fee, or similar compensation. 3.17 Environmental Matters. (a) The Company and its Subsidiaries are, and have at all times been, in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying with all Environmental Permits. No action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify, or terminate any such Environmental Permit. (b) Neither the Company nor any of its Subsidiaries is the subject of any outstanding written Order or Contract with any Governmental Entity with respect to (i) Environmental Laws, (ii) Remedial Action, or (iii) any Release or threatened Release of a Hazardous Material. (c) No claim has been made in the past three (3) years or is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law or Environmental Permit has any liability under any Environmental Law. (d) To the Knowledge of the Company, no facts, circumstances, or conditions exist with respect to the Leased Real Property that would reasonably be expected to result in the Company or any of its Subsidiaries incurring Environmental Costs and Liabilities. (e) To the Knowledge of the Company, there are no investigations of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, its or their respective, currently or previously owned, operated, or leased property pending or threatened that could lead to the imposition of any unbudgeted Environmental Costs and Liabilities to the Company or any of its Subsidiaries under Environmental Law. 3.18 Disclaimer of Other Representations and Warranties. (a) NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR SELLERS HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTION, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III OR AS A SELLER IN ARTICLE IV. (b) Without limiting the generality of the foregoing, neither the Company, any Seller or any other Person (including any representative, employee, officer, director or stockholder of the Company or any of its Subsidiaries) has made, and shall not be deemed to have made, any express or implied representation or warranty, either written or oral, in the materials relating to the business of the Company and its Subsidiaries made available to the

31 Purchaser, including due diligence materials, or in any presentation of the business of the Company and its Subsidiaries by management of the Company or others in connection with the Transaction, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Company. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS Each of the Sellers, solely as to itself, hereby represents and warrants to the Purchaser as follows, in each case as of the date hereof and as of the Closing: 4.1 Authority and Validity. Such Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions that are required of such Seller pursuant to such Transaction Documents. This Agreement has been duly and validly executed and delivered by such Seller and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by the General Enforceability Exceptions. 4.2 No Violation. The execution, delivery and performance of such Seller of this Agreement and any other Transaction Document executed by such Seller does not, and the consummation of the Transactions by such Seller that are requires of such Seller pursuant to such Transaction Documents, shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (a) the Governing Documents of such Seller if such Seller is an entity, (b) any Laws or Orders applicable to such Seller; or (c) any Contract to which such Seller is a party or by which such Seller is bound or to which any of such Seller’s properties or assets is subject, other than, in the case of clauses (b) and (c), such conflicts, violations, defaults, terminations or cancellations that would not reasonably be expected to impair or delay such Seller’s ability to consummate the Transactions required of such Seller pursuant to the Transaction Documents to which such Seller is a party. 4.3 Ownership of Common Shares and/or Preferred Shares. Each such Seller is the legal and beneficial owner of the Common Shares, Preferred Shares, Common Warrant Shares and/or Preferred Warrant Shares set forth opposite his, her or its name on Schedule 1.1, free and clear of all Liens. Except as set forth on Schedule 4.3, such Seller is not party to any stockholders agreements, voting agreements, voting trust agreements, joint venture agreements, or registration rights agreements with respect to the Common Shares, Preferred Shares, Common Warrant Shares and/or Preferred Warrant Shares. 4.4 Litigation. There are no Legal Proceedings pending that relate to this Agreement or the Transactions or, to the actual knowledge of such Seller after due inquiry, threatened,

32 against or affecting such Seller or any of its Affiliates that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of, or seek other material equitable relief with respect to, the Transaction or that would reasonably be expected to impair or delay the such Seller’s ability to consummate the Transactions required of such Seller pursuant to the Transaction Documents to which such Seller is a party. 4.5 Disclaimer of Other Representations and Warranties. SUCH SELLER HAS NOT MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SUCH SELLER OR TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTION, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER The Purchaser hereby represents and warrants to the Company and each Seller as follows, in each case as of the date hereof and as of the Closing Date: 5.1 Corporate Organization. The Purchaser is a corporation duly incorporated and validly existing under the Laws of State of Washington. The Purchaser has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Purchaser is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, except for where such failures to be so qualified would not, individually or in the aggregate, reasonably be expected to delay or impair the Purchaser’s abilities to consummate the Transactions. 5.2 Authority and Validity. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Purchaser, and no other proceedings on the part of the Purchaser are necessary to approve this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Company and Sellers) constitutes a valid and binding obligation of each of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by the General Enforceability Exceptions. 5.3 No Violation. The execution, delivery and performance by the Purchaser of this Agreement does not, and the consummation of the Transactions by the Purchaser shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (a) the Governing Documents of the Purchaser; (b) any applicable Laws or applicable Orders; (c) any Contract to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s properties or assets is subject; or (d) any of the Permits granted by a

33 Governmental Entity to the Purchaser, other than, in the case of clauses (b), (c) and (d), such conflicts, violations, defaults, terminations or cancellations that would not reasonably be expected to impair or delay the Purchaser’s ability to consummate the Transactions. 5.4 Investment Intention. The Purchaser is acquiring the Preferred Shares, the Common Shares, the Preferred Warrant Shares and the Common Warrant Shares being sold hereunder for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”) thereof. The Purchaser understands that neither the Preferred Shares, the Common Shares, the Preferred Warrant Shares nor the Common Warrant Shares being sold hereunder have been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is an “accredited investor” as defined in Rule 501(a) of the Securities Act. 5.5 Financial Capability; Solvency. The Purchaser shall have as of the Closing Date sufficient funds to be able to pay full Enterprise Value and any expenses incurred by the Purchaser in connection with the Transactions. The Purchaser has not incurred any obligation, commitment, restriction or liability of any kind that would impair or adversely affect such resources and capabilities. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Purchaser, the Company or any of their respective subsidiaries. Immediately after giving effect to the Transactions, the Purchaser and its subsidiaries (including the Company and its Subsidiaries) shall be Solvent. As used herein, “Solvent” means, with respect to any Person, that (a) the assets of such Person, at a present fair saleable valuation, exceeds the sum of its debts (including contingent and unliquidated debts); (b) the present fair saleable value of the assets of such Person exceeds the amount that shall be required to pay such Person’s probable liability on its existing debts as they become absolute and matured; (c) such Person has adequate capital to carry on its business; and (d) such Person does not intend or believe it shall incur debts beyond its ability to pay as such debts mature. 5.6 Brokers. All negotiations relating to this Agreement and the Transactions have been carried on without the intervention of any Person acting on behalf of the Purchaser in such manner as to give rise to any valid claim against the Company, any of its Subsidiaries or any Seller for any brokerage or finder’s commission, fee, or similar compensation. 5.7 Litigation. There are no Legal Proceedings pending that relate to this Agreement or the Transactions or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser or any of its Affiliates that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of, or seek other material equitable relief with respect to, the Transaction or that would reasonably be expected to impair or delay the Purchaser’s ability to consummate the Transactions. 5.8 Inspection; No Other Representations. The Purchaser is an informed and sophisticated Person, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company and its Subsidiaries as contemplated hereunder. The Purchaser acknowledges that neither the Company, nor any of its Subsidiaries nor any Seller nor any other Person (including any representative, employee, officer, director or stockholder of

34 the Company or any of its Subsidiaries) makes, or has made, any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries (including any future sales of any of the Company’s Subsidiaries’ products) or (ii) any other information or documents made available to the Purchaser or its counsel, accountants or advisors with respect to the Company, its Subsidiaries or any of their respective businesses, assets, liabilities or operations, except with respect to the Company as expressly set forth in ARTICLE III, or except with respect to any Seller as expressly set forth in ARTICLE IV. The Purchaser acknowledges and agrees that the representations and warranties set forth in this Agreement (as qualified by the Schedules) supersede, replace and nullify in every respect the data set forth in any other document, material or statement, whether written or oral, made available to the Purchaser. ARTICLE VI ADDITIONAL AGREEMENTS 6.1 Further Assurances. Subject to the terms hereof, during the period from the date of this Agreement until the Closing or the earlier termination of this Agreement (the “Pre- Closing Period”), the Company and the Purchaser shall each use their respective commercially reasonable efforts to (a) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable; (b) obtain from any Governmental Entity or any other third party any Consents or Orders required to be obtained or made by the Company or the Purchaser in connection with the authorization, execution and delivery of this Agreement, the other Transaction Documents and the consummation of the Transactions, including those set forth on Schedule 3.1(c); (c) as promptly as practicable, make all necessary filings, and thereafter make and cooperate with the other Party with respect to any other required submissions, with respect to this Agreement and the Transactions required under (i) any applicable U.S. federal or state or foreign securities Laws, (ii) the HSR Act and any related governmental request thereunder (it being agreed that the Company and the Purchaser shall use commercially reasonable efforts, within three (3) Business Days after the execution of this Agreement, to make the necessary filing with the appropriate Governmental Entity in accordance with the HSR Act and to seek early termination with respect thereto) and any similar non-US competition notifications that the Company and the Purchaser mutually agree are reasonably necessary, (iii) any other applicable Law; and (d) execute or deliver any additional instruments reasonably necessary to consummate the Transactions in accordance with the terms hereof. The Company and the Purchaser shall cooperate with each other in connection with the making of all such filings. For the avoidance of doubt, (A) the failure to obtain any Consent or Order set forth on Schedule 3.1(c) shall not serve as the basis for the Purchaser to terminate this Agreement pursuant to Section 2.3 or to seek indemnification under ARTICLE III provided, however, that the Company used commercially reasonable efforts to obtain such Consent or Order pursuant to this Section 6.1, (B) the failure to obtain any Consent or Order set forth on Schedule 3.1(c) shall not serve as the basis for the Company or the Securityholder Representative to terminate this Agreement pursuant to Section 2.3 or to seek indemnification under ARTICLE III provided, however, that the Purchaser used commercially reasonable efforts

35 to obtain such Consent or Order pursuant to this Section 6.1 and (C) notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, the Purchaser or any of its Affiliates to agree to (1) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Purchaser, the Company or any of their respective Affiliates; (2) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that, in either case, would reasonably be expected to adversely impact the economic or business benefits to the Purchaser of the Transactions; or (3) any material modification or waiver of the terms and conditions of this Agreement. 6.2 Confidentiality. The Purchaser acknowledges that the information provided to it in connection with this Agreement and the Transactions is subject to the terms of the letter agreement by and among the Company and the Purchaser dated February 6, 2014 (the “Non- Disclosure and Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Non-Disclosure and Confidentiality Agreement shall terminate. In the event that this Agreement terminates pursuant to Section 2.3, however, the Non-Disclosure and Confidentiality Agreement shall continue in full force and effect in accordance with its terms. 6.3 Publicity. The Parties hereto shall, and shall cause each of their respective Affiliates and representatives to, maintain the confidentiality of this Agreement and shall not, and shall cause each of their respective Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior written consent of the Securityholder Representative and the Purchaser, which consent shall not be unreasonably withheld; provided, however, that (i) upon the execution of this Agreement and upon the Closing, the Securityholder Representative and the Purchaser shall release a mutually agreed upon joint press release, (ii) a Party may, without the prior consent of the Purchaser and the Securityholder Representative, issue or cause publication of any such press release or public announcement, or make any filings with the Securities and Exchange Commission or other Governmental Entity, to the extent that such party reasonably determines, after consultation with outside legal counsel, such action to be required by Law or by the rules of any applicable stock exchange or self-regulatory organization, in which event such Party shall use its commercially reasonable efforts to consult with the Purchaser and the Securityholder Representative and allow reasonable time to comment on such press release or public announcement in advance of its issuance and (iii) nothing in this Section 6.3 shall prohibit any institutional Seller from disclosing any information relating to the Transactions to any investor or limited partner of such Seller to the extent such disclosure is made in the ordinary course of such Seller’s business. 6.4 Tax Matters. (a) Subject to the terms and conditions of this Agreement, including Section 6.4(b), each Seller (including each Joining Common Holder) (in proportion to their respective Pro Rata Portions, severally and not jointly) shall indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Losses incurred with respect to or attributable to (i) all Taxes (or the non-payment thereof) imposed on the Company or any of its Subsidiaries for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (a

36 “Pre-Closing Tax Period”), including, for avoidance of doubt, the Company portion of any employment Taxes associated with any payments in connection with the Transactions, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries (or any predecessor of the foregoing) is or was a member prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign law, (iii) Taxes of any Person imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate solely to an event or transaction occurring on or before the Closing; (iv) any breach of any of the representations made by the Company in Section 3.14; and (v) Included Payroll Taxes; except, in each such case, to the extent such Taxes constitute or are related to an Excluded Item. Each Purchaser Indemnified Party’s remedies for Losses with respect to Taxes shall be limited to Taxes arising in any taxable period (or portion thereof) of the Company and/or its Subsidiaries ending on or before the Closing Date, except with respect to Losses arising from breaches of representations and warranties set forth in Section 3.14(a)(vii), Section 3.14(a)(viii), or Section 3.14(a)(xiii). (b) Notwithstanding anything herein to the contrary, the Purchaser, on the one hand, and the Sellers (in proportion to their respective Pro Rata Portions, severally and not jointly), on the other hand, shall each pay, when due, one half of all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Transactions and shall, at its own expense, file all necessary Tax Returns and other documentation with respect to such Taxes, fees and charges. (c) The Securityholder Representative shall cause to be prepared all income, franchise or other similar Tax Returns of the Company and its Subsidiaries for all Tax periods ending on or before the Closing Date and any other Tax Returns of the Company or any of its Subsidiaries for all Tax periods ending on or before the Closing Date if the Sellers may be obligated to indemnify the Purchaser for Taxes covered by such Tax Returns under this Agreement (“Pre-Closing Tax Returns”). Such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law; provided, however, that (i) all items accruing on the Closing Date shall be allocated to the Company’s taxable period ending on the Closing Date pursuant to Treasury Regulations Section 1.1502- 76(b)(1)(ii)(A)(1) (and not pursuant to the “next day” rule under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or pursuant to the ratable allocation method under Treasury Regulations Section 1.1502-76(b)(2)(ii) or 1.1502-76(b)(2)(iii)), (ii) no election to waive a carryback of net operating losses under Section 172(b)(3) of the Code shall be made and (iii) all Transaction Deductions shall, to the maximum extent permitted by Law, be deducted on the Company’s income Tax Returns for the taxable period ending on the Closing Date. The Securityholder Representative shall provide the Purchaser drafts of the Pre-Closing Tax Returns, together with work papers containing detail reasonably sufficient to substantiate the deductibility of the Transaction Deductions, at least forty-five (45) days prior to the filing of such Tax Returns. The Purchaser shall provide written notice to the Securityholder Representative of its disagreement with any items in any such Pre-Closing Tax Return within fifteen (15) days of its receipt of such Pre-Closing Income Tax Return, and if the Purchaser fails to provide such notice, the Purchaser shall timely file or cause to be timely filed all such Tax Returns of the Company and each of its Subsidiaries as prepared by the Securityholder Representative. In the event of a dispute with

37 respect to any Pre-Closing Tax Returns, such dispute will be referred to and resolved by the Neutral Arbitrator, in which case the Purchaser will timely file or cause to be timely filed all such Tax Returns reflecting such final resolution. The Purchaser shall prepare or cause to be prepared any Tax Returns of the Company and any of its Subsidiaries for all Tax periods that begin on or before and end after the Closing Date (all such Tax Returns, the “Straddle Returns”). Such Straddle Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. In respect of Straddle Returns or in respect of Tax Returns for Pre- Closing Tax Periods that the Purchaser is preparing (the “Purchaser Prepared Pre-Closing Returns”), the Purchaser shall provide drafts of such Straddle Returns and/or such Purchaser Prepared Pre-Closing Returns, as applicable, to the Securityholder Representative at least forty- five (45) days prior to the due date for filing such Straddle Returns and/or such Purchaser Prepared Pre-Closing Returns, as applicable, and the Securityholder Representative shall have thirty (30) days to review and approve such draft Straddle Returns and/or such draft Purchaser Prepared Pre-Closing Returns, as the case may be. The Securityholder Representative and the Purchaser shall negotiate in good faith to resolve any disputes over such Straddle Returns and/or such Purchaser Prepared Pre-Closing Returns, as applicable, for the following fifteen (15) days. Any disputes over Straddle Returns and/or Purchaser Prepared Pre-Closing Returns, as the case may be, that cannot be resolved through negotiations between the Purchaser and the Securityholder Representative shall be taken to the Neutral Arbitrator. The determination of the Neutral Arbitrator shall be binding on the Parties, and the Purchaser will file or cause to be filed any such Straddle Return reflecting such final resolution. The costs of the Neutral Arbitrator shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Sellers (in proportion to their respective Pro Rata Portions, severally and not jointly). (d) The Securityholder Representative shall have the right to control and the Purchaser shall have the right to participate (at its own expense) in any audit, litigation or other proceeding with respect to Taxes and Tax Returns of the Company or any of its Subsidiaries for any Tax period ending on or prior to the Closing Date (a “Pre-Closing Tax Contest”); provided, however, that the Securityholder Representative shall keep the Purchaser reasonably informed of the details and status of such Pre-Closing Tax Contest (including providing the Purchaser with copies of all written correspondence regarding such matter), and the Securityholder Representative shall not settle or compromise any such Pre-Closing Tax Contest without the Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed) if such settlement or compromise could have the effect of increasing a Tax liability of the Company or its Subsidiaries that is not indemnified by the Securityholders under this Agreement. The Purchaser shall provide the Securityholder Representative with prompt notice of any written inquiries by a Taxing Authority relating to a Pre-Closing Tax Contest within five (5) days of the receipt of such notice. Purchaser and the Securityholder Representative (if it so elects) shall jointly control any audit, litigation or other proceeding with respect to Taxes and Tax Returns of the Company or any of its Subsidiaries for any Straddle Period. Purchaser shall control any Pre- Closing Tax Contest that the Securityholder Representative has elected not to control and any contest with respect to a Straddle Period that the Securityholder Representative has elected not to jointly control, provided, in each such case, that (x) the Securityholder Representative shall have the right to participate (at its own expense) in any such matter and (y) the Purchaser shall keep the Securityholder Representative reasonably informed of the details and status of such matter (including providing the Securityholder Representative with copies of all written correspondence regarding such matter). The Purchaser shall not settle any such proceedings without the prior

38 written consent of the Securityholder Representative (which consent shall not to be unreasonably withheld, conditioned or delayed) if such settlement, adjustment, or compromise would have the effect of increasing a Tax liability that the Securityholders are required to indemnify under this Agreement. (e) The Securityholder Representative and the Purchaser shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of any Tax Returns for the Company and its Subsidiaries, the filing and prosecution of any Tax claims, and any audit, litigation or other proceeding with respect to Taxes of the Company or any of its Subsidiaries. Such cooperation shall include making employees available on a mutually convenient basis to provide assistance in the preparation of the Pre-Closing Tax Returns and additional information and explanation of any material provided hereunder. (f) Without the prior written consent of the Securityholder Representative, neither the Purchaser, the Company nor any of their respective Affiliates shall make or change any Tax election, adopt or change any accounting method, file or amend any Tax Return, surrender any right to claim a refund of Taxes or take any other action if such election, adoption, change, amendment, surrender or action could have the effect of increasing the Tax liability that the Sellers are required to indemnify under this Agreement or reduce the amount of any refund to which the Securityholders would otherwise be entitled pursuant to Section 6.4(j) of this Agreement. (g) For the portion of the Closing Date after the time of Closing, other than actions expressly contemplated hereby, the Purchaser shall cause the Company and its Subsidiaries to carry on its business only in the ordinary course in the same manner as heretofore conducted. (h) The Purchaser, the Company and their respective Affiliates shall cause the Tax year of the Company and its Subsidiaries to end at the end of the day on the Closing Date for federal and applicable state, local and foreign income Tax purposes, to the extent permitted under applicable Law. If applicable Law does not permit the Company or any of its Subsidiaries to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period that includes the Closing Date (but does not end on that day) (a “Straddle Period”), the Taxes, if any, attributable to the portion of the Straddle Period that is a Pre-Closing Tax Period shall be allocated (including for purposes of Sections 6.4(a) and Section 6.4(j)) as follows: (i) the amount of any Taxes based on or measured by income or receipts, sales or use taxes, employment taxes, or withholding taxes of the Company and its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and (ii) the amount of any other Taxes of the Company and its Subsidiaries for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. The Purchaser and its Subsidiaries, including the Company, shall file consolidated U.S. federal income Tax Returns for all taxable periods after the Closing Date. (i) Neither the Purchaser nor any of its Affiliates shall make an election under Section 338 of the Code (or any comparable provision of foreign, state or local Law) in respect of the Transactions.

39 (j) Any refunds for Taxes (including any interest in respect thereof) actually received by the Purchaser, the Company or any of their respective Affiliates, related to, or resulting or arising, directly or indirectly from any Taxes of the Company or its Subsidiaries for a taxable period (or portion thereof) ending on or before the Closing Date shall be property of the Securityholders (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)) in accordance with their respective Pro Rata Escrow Portions, except to the extent any such refund was taken into account in the determination of the Closing Date Net Working Capital Amount. The Purchaser shall pay to the Securityholders (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)) in accordance with their respective Pro Rata Escrow Portions, any such refund actually received (net of all reasonable out-of-pocket expenses (including any Taxes imposed on such refund)) within fifteen (15) days after receipt thereof. The Purchaser, the Company and their respective Affiliates shall, if the Securityholder Representative so requests, cause the Company or any of its Subsidiaries, at the expense of the Securityholders (in proportion to its respective Pro Rata Escrow Portion, severally and not jointly), to file for and use their reasonable best efforts to obtain any Tax refund to which Securityholders would be entitled under this Section 6.4(j). The Purchaser shall, upon request, permit the Securityholder Representative to participate in the prosecution of any such refund claim at the expense of the Securityholders (in proportion to its respective Pro Rata Escrow Portion, severally and not jointly). The Purchaser shall elect to receive all refunds in cash if such election could cause such refunds to be subject to this Section 6.4(j). (k) The indemnification provided for in this Section 6.4 shall be the sole remedy for any claim in respect of Taxes, including any claim arising out of or relating to a breach of Section 3.14. In the event of a conflict between the provisions of this Section 6.4, on the one hand, and the provisions of ARTICLE VIII, on the other, the provisions of this Section 6.4 shall control. (l) Either (i) the Company shall provide the Purchaser on the Closing Date with a certificate in accordance with Treasury Regulations Section 1.1445-2(c)(3) certifying that the Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code or (ii) each Seller will provide the Purchaser on the Closing Date with a certificate in accordance with Treasury Regulations Section 1.1445-2(b)(2) certifying that such Seller is not a foreign person within the meaning of Section 1445 of the Code. (m) Purchaser or the Company, as applicable, shall pay to the Securityholders (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)) in accordance with their respective Pro Rata Escrow Portions, by wire transfer of immediately available funds, an amount, in cash, equal to the Post-Closing Transaction Tax Benefits on October 15 of the taxable year following the taxable year in which the expenses relating to the relevant Post-Closing Transaction Deductions are paid. For purposes of this Agreement, “Post- Closing Transaction Tax Benefits” shall mean the product of (i) an amount equal to the Post- Closing Transaction Deductions for the relevant taxable year and (ii) an assumed income tax rate of thirty-five percent (35%). 6.5 Conduct of the Business Prior to the Closing. Except as set forth on Schedule 6.5, during the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the Ordinary Course of Business, except as required by

40 Law or as otherwise expressly contemplated by this Agreement, and use commercially reasonable efforts to preserve substantially intact its business and all of its material assets and properties, attempt to keep available the services of its current officers and significant employees, and maintain in all material respects its current relations and goodwill with vendors, customer base and other Persons having material business relationships with the Company and/or its Subsidiaries. During the Pre-Closing Period, except as consented to in writing by the Purchaser (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, take any action that would cause any of the changes, events or conditions described in Section 3.5 to occur. 6.6 Pre-Closing Period Access to Information. (a) Subject to Section 6.6(b), except as required pursuant to any confidentiality agreement or similar Contract between the Company or any of its Subsidiaries and a third Person or pursuant to applicable Law (in which case the Company shall provide the Purchaser with a description of such information or materials being withheld and shall use commercially reasonable efforts to obtain permission to disclose such information to the Purchaser or to its legal counsel on a confidential basis), during the Pre-Closing Period, the Company shall: (i) provide the Purchaser and its representatives (including any Person who is considering providing financing to the Purchaser to finance all or any portion of the Enterprise Value that is subject to a written confidentiality agreement with customary restrictions on use and disclosure of information with respect to the Company and its Subsidiaries, and their respective representatives) with reasonable access, upon reasonable prior notice and during normal business hours at mutually convenient times, to the officers, employees, agents and accountants of the Company and its Subsidiaries and their assets and properties and books and records; and (ii) furnish the Purchaser and such other Persons with all such information and data (including copies of Contracts, Benefit Plans and other books and records) concerning the business and operations of the Company and its Subsidiaries as the Purchaser or any of such other Persons reasonably may request in connection with such investigation. (b) Any such access and/or investigation by the Purchaser and its representatives shall not unreasonably interfere with any of the businesses or operations of the Company or its Subsidiaries. Neither the Purchaser nor any of its representatives shall have any contact whatsoever, prior to the Closing Date, with respect to the Company or any of its Subsidiaries or the Transactions with any agent, broker, partner, lessor, vendor, customer, supplier, employee or consultant of the Company or any of its Subsidiaries, except in consultation with the Company and then only with the express prior approval of the Company. All requests by the Purchaser for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company. 6.7 Post-Closing Preservation of Records. In order to facilitate the resolution of any claims made against or incurred by the Company and/or any of its Subsidiaries prior to the Closing, or for any other reasonable purpose, for a period of seven (7) years after the Closing Date, the Purchaser shall:

41 (a) retain the books and records (including personnel files) of the Company and its Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company and such Subsidiaries; and (b) upon reasonable prior notice (including notice of the purpose thereof), afford the Securityholder Representative reasonable access (including the right to make photocopies), during normal business hours at mutually convenient times, to such books and records. Any such access shall not unreasonably interfere with any of the businesses or operations of the Company or its Subsidiaries. 6.8 No Solicitation. From the date hereof until the earlier of the termination of this Agreement pursuant to Section 2.3 or the Closing, each Common Holder and the Company shall, and shall cause the Company and its Subsidiaries and each of their respective directors, officers, partners, members, managers, trustees, employees, agents and advisors (collectively, the “Company Representatives”) to cease any and all existing activities, discussions or negotiations with any Person other than the Purchaser with respect to, and to deal exclusively with the Purchaser and its designated Affiliates and representatives regarding, any and all acquisitions of, and investments in, the Company and its Subsidiaries, whether by way of merger, consolidation or other business combination with any other Person, purchase or exchange of equity interests, purchase of assets or otherwise (an “Alternative Transaction”) and, without the prior consent of the Purchaser, the Common Holders and the Company shall not, and shall cause the Company’s Subsidiaries and the Company Representatives not to: (a) solicit, initiate or otherwise engage in any negotiations, discussions or other communications with any other Person relating to any Alternative Transaction; (b) provide information or documentation to any other Person with respect to the Company or any of its Subsidiaries or any of their respective businesses or assets in respect of any Alternative Transaction; or (c) enter into any Contract (or approve the entry into any Contract) with any other Person in respect of any Alternative Transaction. 6.9 Director and Officer Indemnification and Insurance. (a) The Purchaser agrees that all rights to indemnification, advancement of expenses and exculpation by the Company and its Subsidiaries now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer, director, or manager, as applicable, of the Company or any of its Subsidiaries, as provided in the Governing Documents of the Company or such Subsidiary, in each case as in effect on the date of this Agreement, or pursuant to any other Contract in effect on the date hereof and disclosed to the Purchaser in accordance with Section 3.7(a)(xii) shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for at least six (6) years after the Closing Date. (b) Prior to or at the Closing, the Company shall obtain and fully pay for a “tail” insurance policy with respect to the directors’ and officers’ insurance policy in effect immediately prior to the Closing with a claims period of six (6) years from the Closing Date with

42 at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors, officers and managers of the Company, in each case with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date (including in connection with the Transactions). The Company shall pay all premium payments for such directors’ and officers’ liability “tail” insurance coverage prior to or at the Closing, and, to the extent such premium payments remain unpaid after the Closing, they shall be treated as Selling Expenses. During the term of such directors’ and officers’ liability “tail” insurance policy, the Purchaser shall not (and shall cause the Company not to) take any action following the Closing to cause such policy to be cancelled or any provision therein to be amended, modified or waived; provided, however, that neither the Purchaser, the Company nor any Affiliate thereof shall be obligated to pay any premiums or amounts in respect thereof unless such amounts were included as Selling Expenses. (c) The obligations of the Purchaser and the Company under this Section 6.9 shall not be terminated or modified in such a manner as to adversely affect any director, officer or manager to whom this Section 6.9 applies without the consent of such affected director, officer or manager (it being expressly agreed that the directors, officers and managers to whom this Section 6.9 applies shall be third-party beneficiaries of this Section 6.9, each of whom may enforce the provisions of this Section 6.9). (d) In the event the Purchaser, the Company or any Subsidiary of the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Purchaser, the Company or such Subsidiary, as the case may be, shall assume all of the obligations set forth in this Section 6.9. 6.10 Joinder of Additional Common Holders. In the event any holder of Company Stock Options exercises any such Company Stock Option for shares of Common Stock between the date hereof and the Closing, the Company shall promptly notify the Purchaser of such exercise and shall require each such Person (each, a “Joining Common Holder”) to become party to this Agreement as a “Common Holder” and a “Seller” in order to receive payment hereunder in accordance with Section 1.4 by executing a Joinder Agreement in the form attached hereto as Exhibit B (each, a “Joinder Agreement”) setting forth all of the shares of Common Stock held by such Joining Common Holder. The Parties agree that any such Joining Common Holder shall become and constitute a “Common Holder” and a “Seller” for all purposes of this Agreement, including for purposes of the sale of Common Shares held thereby at the Closing in accordance with this Agreement. Prior to the Closing, the Company shall update Schedule 1.1 hereto to reflect the Common Shares owned by all Joining Common Holders. 6.11 Employment and Benefit Matters. For the period commencing on the Closing Date and ending on the one year anniversary of the Closing Date, the Purchaser agrees to maintain the compensation and benefit levels, including base salary, annual cash incentive opportunities, retirement benefits, and health and welfare benefits for the Company Employees at levels that are, in the aggregate, comparable to those in effect for the Company Employees immediately prior to the Closing; provided that the foregoing will not be interpreted to in any

43 way restrict the Purchaser’s discretion to terminate the employment of any Company Employees or otherwise modify the terms of employment with any particular Company Employees after the Closing. The Purchaser shall treat, and cause the applicable benefit plans to treat, the service of the Company Employees with the Company (or any Subsidiary of the Company) attributable to any period before the Closing Date as service rendered to the Purchaser or any Subsidiary of the Purchaser for purposes of eligibility and vesting under the Purchaser’s vacation program, health or welfare plan(s) maintained by the Purchaser, and the Purchaser’s defined contribution plans, except where credit would result in duplication of benefits. Without limiting the foregoing, to the extent that any Company Employee participates in any health or other group welfare benefit plan of the Purchaser following the Closing Date, the Purchaser shall cause any eligibility waiting periods under any health or similar welfare plan of the Purchaser to be waived with respect to the Company Employees and their eligible dependents, to the extent satisfied under the corresponding plan in which the Company Employee participated immediately prior to the Closing Date. 6.12 280G Matters. The Company shall obtain and deliver to the Purchaser, prior to soliciting the vote of the Company’s stockholders with respect to the 280G Proposal, a parachute payment waiver (each, a “Parachute Payment Waiver”) from each Person who is or reasonably could be, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code), as determined immediately prior to the initiation of the Stockholder solicitation required by this Section 6.12, and who reasonably might otherwise receive, have received or have the right or entitlement to receive an excess parachute payment under Section 280G of the Code. Prior to the Closing, the Company shall solicit the vote of the Stockholders in accordance with the terms of Section 280G(b)(5)(B) of the Code (the “280G Proposal”) so as to render, if an affirmative vote is obtained, the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and benefits provided pursuant to contracts or arrangements that, in the absence of the executed Parachute Payment Waivers by the affected Persons under the immediately preceding paragraph, might otherwise reasonably result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such stockholder approval to be solicited in a manner that is intended to satisfy all applicable requirements of such Section 280G(b)(5)(B) of the Code, including Q-7 of Section 1.280G-1 of the Treasury Regulations. The documentation constituting the 280G Proposal shall be subject to the Purchaser’s prior review and approval, which shall not be unreasonably withheld or delayed. 6.13 Release of Certain Seller Obligations. The Purchaser shall use commercially reasonable efforts to cause each of Michael Miles Revocable Trust, Michael Miles 2004 Gift Trust, Farrington Trust No. 2 Non-GST Exempt and Farrington Trust No. 2 GST Exempt (collectively, the “LoC Released Parties”) to be unconditionally released in full from any liability or obligation in respect of that certain letter of credit issued February 14, 2013 in favor of Seaton LLC by Bank of America, N.A. (the “Letter of Credit”). The Purchaser shall indemnify and hold harmless, pursuant to the terms of ARTICLE VIII, LoC Released Parties from and against any Losses suffered or incurred by it in connection with the Letter of Credit from and after the Closing. The Purchaser shall not, and shall not permit any of its Affiliates (including the Companies and its Subsidiaries) to, renew, extend, amend or supplement the Letter of Credit or without providing evidence to the LoC Released Parties that the LoC

44 Released Parties have been unconditionally released in full from any liability or obligation in respect of the Letter of Credit. ARTICLE VII CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligation. The respective obligation of each Party to effect the Transactions is subject to the satisfaction at or prior to Closing of the following conditions: (a) HSR Act; Other Approvals and Consents. Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and all other consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required to consummate the Transactions shall have been filed, made or obtained, except for such consents, approvals, Orders or authorizations that involve an insignificant amount of assets and that do not provide for any penalties or fines due to the failure to receive such consents, approvals, Orders or authorizations. (b) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect; provided, however, the Parties hereto shall, subject to the terms of this Agreement, use their commercially reasonable efforts to have any such Order vacated or lifted. No statute, rule, regulation, or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal the consummation of the Transactions. 7.2 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to effect the Transactions is subject to the satisfaction, or waiver by the Purchaser, at or prior to Closing, of the following conditions: (a) Representations and Warranties. The representations and warranties of the Company and each Seller set forth in this Agreement shall be true and correct in all respects, at and as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically speak as of another date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications and similar qualifications contained in such representations and warranties shall be disregarded). (b) Performance of Covenants and Agreements. The Company and each Seller shall have performed all covenants and agreements required to be performed by it under this Agreement in all material respects at or prior to the Closing Date.

45 (c) Legal Proceedings. No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) that is reasonably expected to restrain, prohibit or invalidate the Transactions. (d) Closing Deliverables. The Company shall have delivered or caused to be delivered to the Purchaser the deliverables set forth in Section 2.2(a) and each Seller and/or the Securityholder Representative shall have delivered or caused to be delivered to the Purchaser the deliverables set forth in Section 2.2(b). (e) Joinder of Additional Common Holders. The Company shall have delivered or caused to be delivered to the Purchaser the Joinder Agreements. (f) Payoff Letters. Payoff letters in customary form satisfactory to the Purchaser (specifying effectiveness and release of any security interests upon receipt of payment) with respect to all payments relating to any Indebtedness shall have been executed by each of the Persons to whom such amounts are owed as of the Closing and delivered to the Company and the Purchaser. 7.3 Conditions to Obligation of Sellers. The obligation of each Seller to effect the Transactions is subject to the satisfaction, or waiver by the Securityholder Representative, at or prior to Closing, of the following conditions: (a) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects, at and as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically speak as of another date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Purchaser’s ability to consummate the Transactions. (b) Performance of Covenants and Agreements of the Purchaser. The Purchaser shall have performed all covenants and agreements required to be performed by it under this Agreement in all material respects at or prior to the Closing Date. (c) Legal Proceedings. No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) that is reasonably expected to restrain, prohibit or invalidate the Transactions. (d) Closing Deliverables and Actions. The Purchaser shall have delivered or caused to be delivered to the Sellers and such other Persons referred to in Section 2.2(c) the deliverables set forth in such Section 2.2(c).

46 ARTICLE VIII INDEMNIFICATION; CERTAIN REMEDIES 8.1 Survival. The representations and warranties contained in this Agreement (other than the Fundamental Representations), shall survive until the Escrow Termination Date, provided, however, that any claim that is properly asserted in writing with respect to any such representation or warranty pursuant to this ARTICLE VIII prior to the Escrow Termination Date shall survive until such claim is finally resolved and satisfied. The Fundamental Representations shall survive until the third (3rd) anniversary of the Closing Date, provided, however, that any claim that is properly asserted with respect to a breach of any Fundamental Representation pursuant to this ARTICLE VIII prior to the third (3rd) anniversary of the Closing Date shall survive until such claim is finally resolved and satisfied. All covenants and other agreements contained in this Agreement shall survive the Closing in accordance with their respective terms. 8.2 Indemnification by the Sellers. (a) After the Closing and subject to Section 8.4 and the other provisions of this ARTICLE VIII, each Seller (including each Joining Common Holder), severally and not jointly, shall indemnify, defend and hold harmless, and agrees to reimburse the Purchaser and its directors, officers, employees and stockholders (collectively, the “Purchaser Indemnified Parties”), from and against any and all losses, liabilities, obligations, damages and expenses (individually, a “Loss” and, collectively, “Losses”) of a Purchaser Indemnified Party based upon or resulting from: (i) any breach of any of the representations or warranties made by the Company in ARTICLE III of this Agreement; (ii) any breach of or failure to perform, on or prior to the Closing, any covenant or agreement made by the Company in this Agreement; (iii) any breach of any of the representations or warranties made by such Seller in ARTICLE IV of this Agreement; (iv) any breach of or failure to perform any covenant or agreement made by such Seller in this Agreement, other than Section 6.4; (v) any breach of or failure to perform any covenant or agreement made by such Seller in Section 6.4; and (vi) the matters identified on Schedule 1.6(a) hereto (such matters, the “Special Indemnity Matters”). (b) The Purchaser Indemnified Parties shall take, and the Purchaser shall cause the Company and their respective Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto.

47 8.3 Indemnification by the Purchaser. (a) After the Closing and subject to Section 8.4 and the other provisions of this ARTICLE VIII, the Purchaser hereby agrees to reimburse, defend, indemnify and hold each Seller and their respective directors, officers, employees, stockholders, members and partners, as applicable (collectively, the “Securityholder Indemnified Parties”), harmless from and against any and all Losses of a Securityholder Indemnified Party based upon or resulting from: (i) any breach of any of the representations or warranties made by the Purchaser in this Agreement; and (ii) any breach of or failure to perform any covenant or agreement made by the Purchaser in this Agreement. 8.4 Limitations on Indemnification. (a) Notwithstanding the provisions of this ARTICLE VIII, except to the extent such Losses arise out of a breach of a Company Fundamental Representation, no Seller shall have any indemnification obligations for Losses under Section 8.2(a)(i): (i) unless and until the aggregate amount of all such Losses actually incurred by the Purchaser Indemnified Parties under Section 8.2(a)(i) exceeds an amount equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Basket Amount”), from and after which time the Sellers shall be liable only for the amount that exceeds the Basket Amount; (ii) unless and until the aggregate amount of such Losses actually incurred by the Purchaser Indemnified Parties under Section 8.2(a)(i) for any claim relating to any single matter or series or group of related matters exceeds Seventy-Five Thousand Dollars ($75,000.00) (a “Qualifying Claim”) and only Qualifying Claims, and only the amount of any Qualifying Claim in excess of Seventy-Five Thousand Dollars ($75,000.00), shall be applied toward the satisfaction of the Basket Amount; and(iii) except to the extent such Losses arise out of a breach of a Company Fundamental Representation, in no event shall the aggregate indemnification to be paid by the Sellers under Section 8.2(a)(i) exceed the amount then available in the Indemnity Escrow Account. Notwithstanding anything to the contrary contained herein: (A) except to the extend such Losses arise out of a breach of a Company Fundamental Representation, the Purchaser Indemnified Parties’ sole recourse with respect to indemnifiable claims for Losses under Section 8.2(a)(i) shall be to the amount then available in the Indemnity Escrow Account; (B) no Purchaser Indemnified Party may make a claim against the Indemnity Escrow Account for any Losses other than Losses that are subject to indemnification pursuant to Section 6.4, Section 8.2(a)(i), Section 8.2(a)(ii) and/or Section 8.2(a)(v); and (C) the Purchaser Indemnified Parties’ sole recourse with respect to indemnifiable claims under Section 8.2(a)(vi) and/or with respect to any Special Indemnity Matter shall be a right to recover Special Losses from the amount then available in the Special Escrow Account and no Purchaser Indemnified Party may make a claim against the Special Escrow Account for any Losses other than Special Losses. Furthermore, the Purchaser Indemnified Parties acknowledge and agree that in no event shall the aggregate liability of any Seller (including any Joining Common Holder) under this Agreement exceed the aggregate Consideration Received by such Seller.

48 (b) No Seller shall be required to indemnify any Purchaser Indemnified Party and the Purchaser shall not be required to indemnify any Securityholder Indemnified Party to the extent of any Losses that a court of competent jurisdiction shall have determined by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Party seeking indemnification. (c) Notwithstanding anything to the contrary contained in this Agreement, and subject in each case to the limitations in this ARTICLE VIII, the term “severally and not jointly” as used in Section 6.4(a) and Section 8.2 means that each Seller’s respective liability for Losses shall be limited as follows: (i) with respect to indemnification claims made by a Purchaser Indemnified Party pursuant to Section 8.2(a)(iii), Section 8.2(a)(iv) or Section 8.2(a)(v) against a particular Seller, the breaching Seller shall be solely liable for all such Losses (if any); and (ii) with respect to indemnification claims made by a Purchaser Indemnified Party pursuant to Section 6.4, Section 8.2(a)(i), Section 8.2(a)(ii) and/or Section 8.2(a)(v), indemnification shall first be provided by the funds then remaining in the Indemnity Escrow Account; provided, however, in the case where a Purchaser Indemnified Party has incurred Losses pursuant to Section 6.4, Section 8.2(a)(i) (but only with respect to a breach of a Company Fundamental Representation), Section 8.2(a)(ii) and/or Section 8.2(a)(v) that exceed the amount then available in the Indemnity Escrow Account, then each Seller shall only be responsible for its respective Pro Rata Portion of the amount by which such Losses exceed the amount then available in the Indemnity Escrow Account. (d) Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Purchaser Indemnified Party or any Securityholder Indemnified Party, after the consummation of the Transactions, to rescind this Agreement or the consummation of the Transactions. 8.5 Indemnification Procedures. (a) In the event that indemnification may be sought under this ARTICLE VIII (an “Indemnification Claim”) in connection with (i) any action, suit or proceeding that may be instituted or (ii) any claim that may be asserted, in any such case, by any Person not a party to this Agreement, the Party seeking indemnification hereunder (the “Indemnified Party”) shall promptly cause written notice of the assertion of such Indemnification Claim to be delivered to the Party from whom indemnification hereunder is sought (the “Indemnifying Party”) prior to the expiration of the applicable survival period set forth in Section 8.1; provided, however, that no delay on the part of the Indemnified Party in giving any such notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay. The Indemnified Party shall have the right to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim and, if the Indemnified Party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) (the “Dispute

49 Period”) notify the Indemnified Party of its intent to do so. If the Indemnified Party within the Dispute Period elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, the Indemnifying Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim using counsel of its choice, which must be reasonably satisfactory to the Indemnified Party. If the Indemnified Party assumes the defense of any Indemnification Claim, the Indemnifying Party may participate, at its own expense, in the defense of such Indemnification Claim. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 8.5 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other Party, not to be unreasonably withheld, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment. The Parties hereto agree that the Purchaser shall, reasonably and in good faith, defend the Special Indemnity Matters upon, and subject to, the terms of this Section 8.5 and that the Purchaser shall not settle any Special Indemnity Matter unless pursuant to an Approved Settlement Agreement and that the Securityholder Representative shall have the right to participate, at the Seller’s expense, in the defense of such Special Indemnity Matters. (b) In the event that an Indemnified Party has any claim against an Indemnifying Party hereunder, but which such claim does not involve an action, suit, proceeding or claim by a third party not party to this Agreement, which such Indemnified Party determines to assert, then such Indemnified Party shall assert such Indemnification Claim by sending written notice to the Indemnifying Party describing in reasonable detail the nature of such claim and the Indemnified Party’s estimate of the amount of Losses attributable to such claim. (c) After any final and non-appealable decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction, or a settlement or arbitration shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement (any such event a “Final Determination”) with respect to any Indemnification Claim hereunder, then the Indemnifying Party shall pay any amount so determined to such Indemnified Party. 8.6 Calculation of Losses. (a) The amount of any Losses for which indemnification is provided under this ARTICLE VIII or Section 6.4 shall (i) be net of any amounts actually recovered or recoverable by the Indemnified Party under insurance policies or otherwise with respect to such Losses and each Indemnified Party will use commercially reasonable efforts to collect and/or recover any such amounts, and (ii) be reduced by the product of (x) the portion of any such Loss that constitutes a deductible payment for U.S. federal income Tax purposes and (y) an income tax rate of thirty-five percent (35%). Any reduction to an indemnity payment under this Section 8.6(a) shall not apply with respect to Special Losses (payments in respect of which shall be subject to the Special Loss Tax Benefit). (b) For the purposes hereof, if any Purchaser Indemnified Party, the Company or any of its or their Affiliates (each, a “Special Loss Party,” and collectively, the “Special Loss Parties”) receives any Special Loss Offset at any time after a distribution has been made from the Special Indemnity Escrow, and such Special Loss Offset had not already been

50 used to offset Special Losses, then such Special Loss Party shall, and the Purchaser and the Company shall cause such Special Loss Party to, pay the amount of such Special Loss Offset to the Securityholders (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)) in the same manner as amounts would then be paid to such Securityholders under the Escrow Agreement had such Special Loss Offset been an amount of Special Indemnity Escrow returned to such Securityholders pursuant to the terms of the Escrow Agreement. (c) Notwithstanding anything to the contrary elsewhere in this Agreement, no Party shall, in any event, be liable to any other Person for any Losses pursuant to this ARTICLE VIII or Section 6.4 to the extent such Losses constitute, include or relate to any consequential, incidental, indirect, special or punitive damages, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity or a multiple of revenue, income, profits or any other amount. (d) Notwithstanding anything to the contrary elsewhere in this Agreement, the Purchaser Indemnified Parties are not entitled to indemnification pursuant to this ARTICLE VIII or Section 6.4 to the extent that any matter, amount, item of other fact for which they are seeking indemnification hereunder is an Excluded Item. (e) For the purposes of determining the amount of Losses for which indemnification is provided under this ARTICLE VIII (and, for the avoidance of doubt, not for determining whether a breach of any representation or warranty set forth in ARTICLE III or ARTICLE IV has occurred), all qualifications and limitations as to materiality, Material Adverse Effect and words of similar import in ARTICLE III and ARTICLE IV shall be disregarded, except in each case (i) with respect to the representations and warranties in Section 3.4(b), the lead in to Section 3.5 and Section 3.13(b), and (ii) to the extent “material” is used to qualify the subject matter of a representation or warranty (e.g., “material” contract) rather than the nature of an occurrence (e.g., “material” violation or “in all material respects”). 8.7 Tax Treatment of Indemnity Payments. The Parties agree to treat any indemnity payment made pursuant to this ARTICLE VIII or Section 6.4 as an adjustment to the purchase price for federal, state, local and foreign income Tax purposes. 8.8 Exclusive Remedy; Release. The Parties agree that after the Closing, the exclusive remedies of the Purchaser Indemnified Parties and the Securityholder Indemnified Parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement and the Transaction Documents are the indemnification obligations of the Parties set forth in this ARTICLE VIII or Section 6.4. The Purchaser hereby acknowledges and agrees that prior to the Closing, the Purchaser shall have no right or remedy to take any action in respect of, and the Company and the Sellers shall have no liability to the Purchaser in respect of, any breach by the Company or the Sellers, as applicable, of any representations or warranties contained herein or any failure to comply with any of the covenants, conditions or agreements contained herein, except (i) to terminate this Agreement pursuant to Section 2.3 hereof, in which event, the Company and the Sellers shall thereupon only have liability with respect thereto as provided for in Section 2.5 or (ii) to seek specific performance pursuant to Section 9.13 for injunctive relief. To the maximum extent permitted by applicable Law, each Party, on behalf of itself and, as applicable, each Purchaser Indemnified Party and each Seller Indemnified Party,

51 hereby waives all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under Law or otherwise. Notwithstanding anything to the contrary herein, the existence of this ARTICLE VIII or Section 6.4 and of the rights and restrictions set forth therein and elsewhere in this Agreement do not limit any legal remedy against any Party hereto to the extent such Party has committed actual fraud against the Party seeking such legal remedy. ARTICLE IX GENERAL PROVISIONS 9.1 Expenses. Except as otherwise expressly provided herein (including Section 6.1 and Section 6.4 hereof), all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the Purchaser shall pay any filing or other similar fees payable in connection with any filings or submissions under the HSR Act and any comparable foreign Laws. 9.2 Notices. All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or next day courier to the affected Party at the address set forth below. Such notices shall be deemed given (a) at the time personally delivered, if delivered by hand with receipt acknowledged; (b) at the time received, if sent by certified or registered mail; (c) upon issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error, if sent by facsimile; and (d) the first day after timely delivery to the courier, if sent by next day courier specifying next day delivery: (i) if to the Purchaser and, following Closing, the Company: TrueBlue, Inc. 1015 A Street Tacoma, WA 98401 Attn: General Counsel Tel: (253) 680-8210 Fax: (253) 502-5792 with a copy (which shall not constitute notice) to: K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104 Attn.: Kristy Harlan and Josh Gaul Tel.: (206) 623-7580 Fax: (206) 623-7022

52 (ii) if to any Seller, to the Securityholder Representative at the address provided below. (iii) if, prior to Closing, to the Company and, after the Closing, to the Securityholder Representative: Leeds Equity Partners, LLC 350 Park Avenue, 23rd Floor New York, NY 10022 Attn.: Carter Harned Tel.: (212) 835-2050 Fax: (212) 835-2020 with a copy (which shall not constitute notice) to: Goodwin|Procter LLP 53 State Street Boston, MA 02109 Attn: James M. Curley, Esq. Tel: (617) 570-8186 Fax: (617) 523-1231 9.3 Interpretation. When a reference is made in this Agreement to “Sections,” “Exhibits” or Annexes, such reference shall be to a section of, or an exhibit of, this Agreement unless otherwise indicated. When a reference is made in this Agreement to “Schedule,” such reference shall be to a section of the Disclosure Schedules unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereby,” “hereto” and "hereunder" refer to this Agreement as a whole. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender. The Company and the Sellers may, at their option, include in the Disclosure Schedule items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed on a particular Disclosure Schedule shall be deemed a disclosure on each other Disclosure Schedule to the extent the relevance of such disclosure to such other Disclosure Schedule is reasonably apparent from the face of such disclosure. 9.4 Counterparts. This Agreement may be executed in two or more counterparts, including by electronic transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties.

53 9.5 Entire Agreement; Construction. This Agreement (including the Disclosure Schedules, annexes and exhibits hereto and the other agreements and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. 9.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Purchaser and the Securityholder Representative and, with respect to Section 1.9 and terms directly (on their face) related thereto, the Farrington Trusts. 9.7 Waiver. The Purchaser may, with respect to the Sellers and/or Vested Option Holders, and the Securityholder Representative may, with respect to the Purchaser, (a) extend the time for the performance of any of its obligations or other acts; (b) waive any inaccuracies in its representations and warranties contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of its agreements or conditions contained herein, except in each case with respect to Section 1.9 and terms directly (on their face) related thereto. Any such extension or waiver shall be valid if set forth in an instrument in writing. 9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All legal proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware federal court; provided, however, that if such federal court does not have jurisdiction over such legal proceeding, such legal proceeding shall be heard and determined exclusively in any Delaware state court. Consistent with the preceding sentence, the Parties hereto hereby: (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any legal proceeding arising out of or relating to this Agreement brought by any party hereto; (b) agree that service of process shall be validly effected by sending notice in accordance with Section 9.2; and (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such legal proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the legal proceeding is brought in an inconvenient forum, that the venue of the legal proceeding is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts 9.9 Securityholder Representative. (a) By the execution and delivery of this Agreement, each of the Sellers (including each Joining Common Holder) hereby irrevocably constitutes Leeds Equity Partners IV, L.P. (the “Securityholder Representative”) as the true and lawful agent and attorney in fact of such Sellers with full power of substitution to act jointly in the name, place and stead of such Sellers with respect to the transfer of Common Shares owned by the Common Holders, Preferred Shares owned by the Preferred Holders, Common Warrants of the Common Warrant Holders and the Preferred Warrant of the Preferred Warrant Holder, each in accordance with the

54 terms of this Agreement. Without limiting the generality of the foregoing, the Securityholder Representative shall have full power and authority (but not the obligation) to take all actions under this Agreement and the Escrow Agreement that are to be taken by the Securityholder Representative. The Securityholder Representative may take any and all actions that it believes are reasonably necessary or appropriate under this Agreement and the Escrow Agreement, including executing the Escrow Agreement as the Securityholder Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the Securityholder Representative, interpreting all of the terms and provisions of this Agreement and the Escrow Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement as provided for herein for all out-of-pocket fees and expenses and other obligations of or incurred by the Securityholder Representative in connection with this Agreement and the Escrow Agreement, defending all Indemnification Claims against the Escrow Fund pursuant to ARTICLE VIII and all disputes pursuant to Section 1.7 or Section 1.8 hereof, consenting to, compromising or settling all Indemnification Claims or disputes pursuant to Section 1.7 or Section 1.8 or Losses or Special Losses claimed by any Purchaser Indemnified Party pursuant to ARTICLE VIII hereof, conducting negotiations with the Purchaser and its agents regarding such claims or disputes, dealing with the Purchaser and the Escrow Agent under this Agreement, taking any all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, except as provided in the following sentence, the Securityholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof in its capacity as the Securityholder Representative. Notwithstanding anything to the contrary herein, the Securityholder Representative shall have no rights to (i) amend, alter or waive, or interpret in a way that is not consistent with this Agreement and such interpretation is adverse to the Farrington Trusts, any provision of Section 1.9 or any terms directly (on their face) related thereto or (ii) amend, alter or waive any other provisions of this Agreement, or interpret terms of any other provisions of this Agreement in a way that is not consistent with this Agreement and such interpretation is adverse to the Farrington Trusts, if such amendment, alteration, waiver or interpretation increases any obligations or liabilities of the Farrington Trusts or diminish any rights of the Farrington Trusts. From time to time, but in any event once every calendar quarter, the Securityholder Representative shall have a conference call with the Farrington Trusts and/or their representatives and during such call shall provide responses and information as to reasonable questions and requests from such Persons as to matters related to this Agreement, including without limitation Indemnification Claims and the 2005 Earn-Out. (b) The Securityholder Representative shall have the authority (but not the obligation) to: (i) Receive all notices or documents given or to be given to the Securityholder Representative pursuant hereto or pursuant to the Escrow Agreement or in connection herewith or therewith and to receive and accept services of legal process in connection with any suit or proceeding arising under this Agreement or the Escrow Agreement; (ii) Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement, the Escrow Agreement and the

55 transactions contemplated hereby and thereby as the Securityholder Representative may in its sole discretion deem appropriate; and (iii) After the Closing, take such action as the Securityholder Representative may in its sole discretion deem appropriate in respect of: (i) waiving any inaccuracies in the representations or warranties of the Purchaser, or any breach of a covenant or agreement by the Purchaser, in each case contained in this Agreement or in any document delivered by the Purchaser pursuant hereto; (ii) such other action as the Securityholder Representative is authorized to take under this Agreement or the Escrow Agreement; (iii) receiving all documents or certificates and making all determinations, in its capacity as the Securityholder Representative, required under this Agreement or the Escrow Agreement; and (iv) taking all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement and the Escrow Agreement, including the defense and/or settlement of any claims for which indemnification is sought pursuant to ARTICLE VIII and any waiver of any obligation of the Purchaser. (c) Notwithstanding any provision herein to the contrary, the Securityholder Representative shall have no duties to the Sellers or have any liability to the Sellers with respect to any action taken, decision made or instruction given by the Securityholder Representative in connection with the Escrow Agreement or this Agreement if taken in accordance with the terms of this Agreement. (d) The Sellers, severally and not jointly based on their respective Pro Rata Portions, shall indemnify and hold harmless the Securityholder Representative against any loss, liability or expense incurred by the Securityholder Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Securityholder Representative’s conduct as the Securityholder Representative, other than losses, liabilities or expenses resulting from the Securityholder Representative’s gross negligence or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be first deducted from the Securityholder Expense Amount and shall thereafter be individual obligations of the Sellers in proportion to their respective Pro Rata Portions of such costs, which obligations may be satisfied as contemplated by Section 9.9(g). The Securityholder Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Securityholder Representative in accordance with such advice, the Securityholder Representative shall not be liable to the Sellers or the Escrow Agent or any other person. In no event shall the Securityholder Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages or (ii) any amounts other than those that are satisfied out of the Holdback Account. (e) In the performance of its duties hereunder, the Securityholder Representative shall be entitled to (i) rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any Seller or any Party hereunder and

56 (ii) assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. (f) The Securityholder Representative is authorized, in its sole discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Escrow Funds. If any portion of the Escrow Funds is disbursed to the Securityholder Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Securityholder Representative is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree that it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Securityholder Representative complies with any such order, writ, judgment or decree, it shall not be liable to any Seller or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled set aside or vacated. (g) The Securityholder Expense Amount shall be withheld from amounts otherwise payable to the Sellers and Award Participants pursuant to this Agreement at the Closing and contributed by the Purchaser on behalf of the Sellers and Award Participants to the Holdback Account as provided in Section 1.6(c) and Section 2.2(c)(i) through Section 2.2(c)(v) for the Securityholder Representative to hold on behalf of the Sellers and Award Participants as a fund for any reasonable out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Securityholder Representative in its capacity as the Securityholder Representative and as a fund, at the sole discretion of the Securityholder Representative, to pay any amounts owing to a Purchaser Indemnified Party, subject to the provisions of ARTICLE VIII hereof, pursuant to Section 1.8, Section 6.4, Section 8.2(a)(i), Section 8.2(a)(ii), Section 8.2(a)(v) and/or Section 8.2(a)(vi). Notwithstanding anything to the contrary contained in this Section9.9, with respect to any out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Securityholder Representative in its capacity as the Securityholder Representative, the Securityholder Representative shall be entitled, in its sole discretion, to have each Seller pay such Sellers’s respective Pro Rata Portion of any reasonable out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Securityholder Representative in its capacity as the Securityholder Representative; provided, however, that (i) the Securityholder Representative must first exhaust any amounts remaining in the Holdback Account, (ii) the Securityholder Representative shall first provide to the Sellers an accounting of all of its expenses and the reasons for a request for the additional funds. The Securityholder Representative acknowledges and agrees that in no event shall the aggregate liability of any Seller (including any Joining Common Holder) under this Agreement, including any amounts paid under this Section 9.9, exceed the aggregate Consideration Received by such Seller. Subject to Section 1.9, at the discretion of the Securityholder Representative, the Securityholder Representative shall distribute (or cause to be distributed) any amounts remaining in the Holdback Account to the Sellers or Award Participants (in the case of the amounts distributed with respect to Incentive Bonus Payments, to the

57 Company for further distribution to the Award Participants in accordance with Section 1.3(b)) in the following order: (i) First, if any amounts have been withheld from the Preferred Holders, the Preferred Warrant Holder and/or the Award Participants pursuant to Section 2.2(c)(i), Section 2.2(c)(ii) and/or Section 2.2(c)(v) in order to fund the Escrow Shortfall Amount, then to the Preferred Holders, the Preferred Warrant Holder and the Award Participants who were subject to such withholding on a pro rata basis in accordance with the Escrow Shortfall Pro Rata Portion of each such Preferred Holder, the Preferred Warrant Holder and each such Award Participant until such time as each such Preferred Holder, the Preferred Warrant Holder and such Award Participant has, when taken together with any prior distribution such holder has received pursuant to the terms of the Escrow Agreement (if any) been returned, the entire amount of the Escrow Shortfall Amount that was withheld from such Party pursuant to the terms of Section 2.2(c)(i), Section 2.2(c)(ii) and/or Section 2.2(c)(v); and (ii) Thereafter, to the Securityholders (subject to the prior application and satisfaction in full of the provisions of Section 1.5(e)) in accordance with their respective Pro Rata Escrow Portions. (h) The appointment of the Securityholder Representative hereunder is irrevocable and any action taken by the Securityholder Representative pursuant to the authority granted in this Section 9.9 shall be effective and absolutely binding as the action of the Securityholder Representative under this Agreement or the Escrow Agreement. 9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the Purchaser and the Securityholder Representative. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective, heirs, successors and permitted assigns. 9.12 No Third Party Beneficiaries. Except as otherwise specifically set forth herein (including Section 8.2 and Section 8.3), this Agreement is for the sole benefit of the Parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties hereto and such permitted assigns, any legal or equitable rights hereunder. All references herein to the enforceability of agreements with third Parties, the existence or non-existence of third party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks among the Parties hereto and are not intended to be admissions against interests, give rise to any

58 inference or proof of accuracy, be admissible against any Party hereto by any third party or give rise to any claim or benefit to any third party. 9.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to (a) any other remedy to which they are entitled hereunder, at law or in equity, prior to the Closing, or (b) any other remedy to which they are entitled hereunder after the Closing. 9.14 Conflicts and Privilege. It is acknowledged by each of the Parties hereto that the Securityholder Representative and the Majority Stockholder Entity has retained Goodwin Procter LLP (“Goodwin”) to act as their counsel and as counsel to the Company in connection with the transactions contemplated hereby. The Purchaser and the Company hereby agree that, in the event that a dispute arises after the Closing between any Purchaser Indemnified Party on the one hand, and the Securityholder Representative and/or the Majority Stockholder Entity on the other hand, with respect to the Transactions, Goodwin may represent the Securityholder Representative and the Majority Stockholder Entity in such dispute even though the interests of the Securityholder Representative and the Majority Stockholder Entity may be directly adverse to the Purchaser Indemnified Parties (including the Company and each of its Subsidiaries), and even though Goodwin may have represented the Company and/or its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Company and/or its Subsidiaries. The Purchaser and the Company further agree, and agree to cause all of the Company’s Subsidiaries to agree, that, as to all communications, in any form whatsoever, (x) among Goodwin, the Company, the Subsidiaries of the Company, the Securityholder Representative and/or any Seller before Closing that relate in any way to the Transactions and (y) Goodwin, the Securityholder Representative and/or any Seller after Closing (collectively, (x) and (y), the “Communications”), the attorney-client privilege and the expectation of client confidence belongs to the Securityholder Representative and the Majority Stockholder Entity and may be controlled only by the Securityholder Representative and the Majority Stockholder Entity and shall not pass to or be claimed by the Purchaser or any Purchaser Indemnified Party (including the Company and any Subsidiary of the Company). In connection with the foregoing, Purchaser hereby irrevocably waives and agrees not to assert, and agrees to cause the Company and the Company’s Subsidiaries to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (a) Goodwin’s representation of the Company and/or the Company’s Subsidiaries prior to the Closing with respect to the Transactions and (b) Goodwin’s representation of the Stockholder Representative and the Majority Stockholder Entity prior to and after the Closing. To the extent that files or other materials maintained by Goodwin constitute property of its clients that are or relate to Communications, only the Stockholder Representative and the Majority Stockholder Entity shall hold such property rights and Goodwin shall have no duty to reveal or disclose any such files or other materials or any Communications by reason of any attorney-client relationship between Goodwin, on the one hand, and Purchaser, the Company or the Company’s Subsidiaries, on the other hand. Purchaser agrees that it will not, and that it will cause the Company and the Company’s Subsidiaries not to, (i) access or use the Communications, including by way of review of any electronic data, communications or other information, or by seeking to have the Securityholder Representative or Majority

59 Stockholder Entity waive the attorney-client or other privilege, or by otherwise asserting that Purchaser, the Company or any Company Subsidiary has the right to waive the attorney-client or other privilege or (ii) seek to obtain the Communications from Goodwin. 9.15 Electronic Execution and Delivery. A facsimile, electronic or other reproduction of this Agreement may be executed by one or more Parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more Parties to this Agreement by facsimile or other electronic transmission pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party to this Agreement, all Parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, electronic or other reproduction of this Agreement. [Signatures on Next Page]

Annex I Definitions In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement. “2005 Companies” means Seaton, LLC (f/k/a Seaton Corp.), SMX, LLC (f/k/a SMX Corp.) and PeopleScout, Inc. “2005 Earn-Out” means the 2005 Earn-Out Amount that would be owed by the 2005 Companies to the 2005 Sellers pursuant to Section 2.4 of the 2005 SPA if the Majority Stockholder Entity achieves a Return Multiple (as defined in the 2005 SPA) equal to or greater than 2.0 at any time. “2005 Earn-Out Amount” means Nine Million Two Hundred Seventy Thousand Dollars ($9,275,000). “2005 Earn-Out Percentages” means the percentages set forth on Schedule 1.9(a). “2005 SPA” means that certain Stock Purchase Agreement, date as of June 17, 2005 (as amended and/or amended and restated from time to time), by and among Staffing Solutions Holdings, Inc., Seaton Acquisition Corp., Hugh Farrington, individually, the Farrington Trust No. 1, Michael Miles, individually and as the Stockholders’ representative, the Michael Miles Grantor Retained Annuity Trust No. 1, Linda Krier, individually, Loree Lynch, individually, Seaton, LLC (f/k/a Seaton Corp.), SMX, LLC (f/k/a SMX Corp.) and PeopleScout, Inc. “2005 Sellers” means Michael Miles Revocable Trust, Michael Miles 2004 Gift Trust, the Farrington Trusts, Linda Krier and Loree Lynch. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Aggregate Preferred Consideration” is defined in Section 1.5(d) of this Agreement. “Aggregate Purchase Price” is defined in the definition of “Purchase Price.” “Agreed Accounting Principles” means GAAP applied on a basis consistent with the methodologies, practices, principles, and policies used by the Company in the preparation of its consolidated audited balance sheet dated December 29, 2013 and its consolidated unaudited balance sheet dated March 30, 2014. “Agreement” is defined in the Preamble of this Agreement.

“Alternative Transaction” is defined in Section 6.8 of this Agreement. “Approved Settlement Agreement” is defined in the definition of “Special Losses.” “Audited Financial Statements” is defined in Section 3.4 of this Agreement. “Award” means each Award (as defined in the Incentive Bonus Plan) outstanding under the Incentive Bonus Plan as of immediately prior to the Closing. “Award Participant” means each Participant (as defined in the Incentive Bonus Plan) who is entitled to an Award in connection with the Transactions. “Award Participant Pro Rata Portion” means, with respect to each Award Participant, the quotient obtained by dividing (x) the Incentive Bonus Payment received by such participant pursuant to this Agreement, by (y) aggregate Incentive Bonus Payments received by all such participants pursuant to this Agreement. For the avoidance of doubt, the aggregate Award Participant Pro Rata Portion shall always equal one hundred percent (100%). “Basket Amount” is defined in Section 8.4(a) of this Agreement. “Benefit Plan” is defined in Section 3.8(a) of this Agreement. “Business Day” means any day of the year on which national banking institutions in New York are opened to the public for conducting business and are not required or authorized to close. “Cash” means all cash and cash equivalents of the Company and its Subsidiaries on a consolidated basis other than WM Restricted Cash, in each case, in accordance with the Agreed Accounting Principles. “Closing” is defined in Section 2.1 of this Agreement. “Closing Balance Sheet” is defined in Section 1.8(a) of this Agreement. “Closing Date” is defined in Section 2.1 of this Agreement. “Closing Date Net Working Capital Amount” means the amount by which (i) Current Assets plus Cash exceeds (ii) Current Liabilities and checks outstanding that are not otherwise taken into account in the determination of Cash, in each case, determined as of 12:01 a.m. Chicago time on the Closing Date and in accordance with the Agreed Accounting Principles. “Code” means the Internal Revenue Code of 1986, as amended. “Common Consideration” is defined in Section 1.4 of this Agreement. “Common Holder” is defined in Preamble of this Agreement. “Common Shares” is defined in the Recitals of this Agreement. “Common Stock” is defined in the Recitals of this Agreement.

“Common Warrant Consideration” is defined in Section 1.2 of this Agreement. “Common Warrant Holders” is defined in the Preamble of this Agreement. “Common Warrant Shares” is defined in the Recitals of this Agreement. “Common Warrants” is defined in the Recitals of this Agreement. “Communications” is defined in Section9.14 of this Agreement. “Company” is defined in Preamble of this Agreement. “Company Charter” is defined in Section 3.2 of this Agreement. “Company Employees” means the corporate, administrative and managerial employees of the Company. Company Employees specifically excludes all temporary employees, part-time employees and other employees (commonly referred to as “associates”) staffed at a customer or a client of the Company other than in a full-time supervisory or managerial role (commonly referred to as a member of the “site management team”). “Company Fundamental Representations” means the representations and warranties contained in Section 3.1(a) (Status), Section 3.1(b) (Authority), Section 3.2 (Capitalization of the Company), Section 3.3 (Subsidiaries) and Section 3.16 (Brokers). “Company Released Persons” is defined in Section 1.9(c). “Company Releasing Parties” is defined in Section 1.9(c). “Company Representatives” is defined in Section 6.8 of this Agreement. “Company Stock Options” means each stock option, stock equivalent right or other right to Common Stock granted under the Stock Plan. “Consent” means any approval, consent, ratification, permission, waiver or authorization from any Person other than a Governmental Entity. “Consideration Received” means, with respect to each Seller, the sum of the Preferred Consideration, Preferred Warrant Consideration, Common Consideration and Common Warrant Consideration actually received by such Seller pursuant to the terms of this Agreement. “Contract” means any agreement, contract, obligation, promise, commitment or undertaking that is or purports to be legally binding. “Current Assets” means the aggregate amount of all current assets of the Company and its Subsidiaries listed as categories of current assets on Schedule 1.8, on a consolidated basis and in accordance with the Agreed Accounting Principles. “Current Liabilities” means the aggregate amount of all current liabilities of the Company and its Subsidiaries listed as categories of current liabilities on Schedule 1.8, on a consolidated basis and in accordance with the Agreed Accounting Principles; provided, however, that Current Liabilities shall not include any Indebtedness, Selling Expenses or other liabilities either paid on or prior to the Closing Date by or on behalf of the Company, or any other Excluded Items. “Disclosure Schedule” is defined in ARTICLE III of this Agreement. “Dispute Period” is defined in Section 8.5(a) of this Agreement “Enterprise Value” is defined in the definition of “Purchase Price.” “Environmental Costs and Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages (including natural resource damages), obligations to pay damages to third parties, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest that arise out of any violation of Environmental Law (including claims under common law for personal injury or property damage) or a Release of Hazardous Materials. “Environmental Law” means any Law relating to the protection of human health and safety, the environment, or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “ERISA” is defined in Section 3.8(a) of this Agreement. “ERISA Affiliate” means any entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA. “Escrow Accounts” is defined in Section 1.6(a) of this Agreement. “Escrow Agent” is defined in Section 1.6(a) of this Agreement. “Escrow Agreement” is defined in Section 1.6(a) of this Agreement. “Escrow Amounts” means, together, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, and the Net Working Capital Escrow Amount.

“Escrow Fund” has the meaning assigned to such term in the Escrow Agreement. “Escrow Shortfall Amount” is defined in Section 1.6(c) of this Agreement. “Escrow Termination Date” is defined in Section 1.6(a) of this Agreement. “Escrow Shortfall Pro Rata Portion” means, with respect to each (i) Preferred Holder and the Preferred Warrant Holder, an amount equal to such holder’s Preferred Pro Rata Portion multiplied by 93.327%, and (ii) each Award Participant, such participant’s Award Participant Pro Rata Share multiplied by 6.673%. For the avoidance of doubt, the aggregate Escrow Shortfall Pro Rata Portion shall always equal one hundred percent (100%). “Estimated Target Net Working Capital Amount” means an amount equal to (i) the sum of Five Hundred Seventy-Seven Million Eighty-Nine Thousand One Hundred Sixty-Six Dollars ($577,089,166.00), Net Working Capital May and Estimated Net Working Capital June, divided by (ii) twelve (12), minus (iii) Three Million Five Hundred Thousand Dollars ($3,500,000). An example, for purposes of clarity, of the calculation of the Estimated Target Net Working Capital Amount is attached as Exhibit C. “Estimated Net Working Capital June” means the amount by which (i) Current Assets exceeds (ii) Current Liabilities, in each case, determined as of the close of business on June 29, 2014, estimated in good faith by the Company. “Estimated Closing Date Net Working Capital Amount” is defined in Section 1.7 of this Agreement. “Estimated Preliminary Statement” is defined in Section 1.7 of this Agreement. “Estimated Purchase Price Adjustment” is defined in Section 1.7 of this Agreement. “Excluded Item” means (i) any liability of the Company or any of its Subsidiaries resulting from any action taken on the Closing Date by or on behalf of the Purchaser or any of its Affiliates, including in connection with any equity or debt financing sourced by the Purchaser or any of its Affiliates, (ii) any liability that is otherwise allocated to, or the obligation of, the Purchaser or any of its Affiliates pursuant to the terms of this Agreement, (iii) any liability of the Company or any of its Subsidiaries that is included in the Final Statement as a Current Liability in determining the Closing Date Net Working Capital Amount, or (iv) the Incentive Bonus Payments. “Farrington Trusts” means the Farrington Trust No. 2 Non-GST Exempt and the Farrington Trust No. 2 GST Exempt. “Final Determination” is defined in Section 8.5(c) of this Agreement. “Final Statement” is defined in Section 1.8(c) of this Agreement. “Financial Statements” is defined in Section 3.4 of this Agreement.

“Fundamental Representations” means the Company Fundamental Representations, the Purchaser Fundamental Representations and the Seller Fundamental Representations. “GAAP” means generally accepted accounting principles in the United States, consistently applied. “General Enforceability Exceptions” is defined in Section 3.1(b) of this Agreement. “Goodwin” is defined in Section9.14 of this Agreement. “Governing Documents” means with respect to any particular entity, (i) if a corporation, the articles or certificate of incorporation and the bylaws (or similar organizational documents for any entity organized or existing in any non-U.S. jurisdiction), (ii) if a limited partnership, the limited partnership agreement and the articles or certificate of limited partnership (or similar organizational documents for any entity organized or existing in any non-U.S. jurisdiction), (iii) if a limited liability company, the articles of organization or certificate of formation and the limited liability company agreement or operating agreement (or similar organizational documents for any entity organized or existing in any non-U.S. jurisdiction), (iv) if any other type of entity (including any non-U.S. entity), the formation or organizational documents and the governing documents, (v) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, or registration rights agreements, and (vi) any amendment or supplement to any of the foregoing. “Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction. “Hazardous Material” means any substance, material, or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, and urea formaldehyde insulation. “Holdback Account” is defined in Section 1.6(b) of this Agreement. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Incentive Bonus Payments” means the payments (if any), as determined by the Board (as defined in the Incentive Bonus Plan), owed by the Company to the Award Participants under the Awards in connection with the Transactions. “Incentive Bonus Plan” means the Staffing Solutions Holdings, Inc. 2013 Management Incentive Plan. “Included Payroll Taxes” means the aggregate amount of the employer’s share of payroll taxes payable by the Company and its Subsidiaries as a result of the Incentive Bonus Payments; provided that such amount shall not include (i) the amount of any social security taxes payable in respect of any employee whose compensation subject to social security taxes will be greater than the maximum amount subject to social security taxes for the applicable taxable year without regard to the Incentive Bonus Payments and (ii) with respect to any employee whose compensation subject to social security taxes will be greater than the maximum amount subject to social security taxes for the applicable taxable year as a result of taking into account the Incentive Bonus Payments, an amount of social security taxes attributable to the incremental Incentive Bonus Payments for such taxable year from the amount of such employee’s other compensation subject to social security taxes up to the social security cap. To the extent that any state payroll taxes “phase out” in a manner similar to U.S. federal social security taxes, the principles of the foregoing proviso shall be applied. “Indebtedness” means, without duplication, and determined as of 12:01 a.m. Chicago time on the Closing Date, (a) a Contract under which the Company or any of its Subsidiaries has borrowed any money from, or issued or is subject to any loan agreement, credit agreement, promissory note, bond or debenture to any Person, (b) a Contract under which any of the Company or its Subsidiaries has directly or indirectly guaranteed indebtedness for borrowed money of any other Person (other than endorsements for the purpose of collection in the Ordinary Course of Business), or (c) any credit agreement, promissory note, bond or debenture issued to any Person by the Company or any of its Subsidiaries. “Indebtedness” shall not, and shall not be deemed to, include any letters of credit or any Excluded Item. “Indemnification Claim” is defined in Section 8.5(a) of this Agreement. “Indemnified Party” is defined in Section 8.5(a) of this Agreement. “Indemnifying Party” is defined in Section 8.5(a) of this Agreement. “Indemnity Escrow Amount” is defined on Schedule 1.6(a). “Indemnity Escrow Account” is defined in Section 1.6(a) of this Agreement. “Initial Aggregate Purchase Price” is defined in the definition of “Purchase Price.” “Insurance Policies” is defined in Section 3.10 of this Agreement. “Intellectual Property” means all intellectual property rights arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications, and patents issuing thereon; (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights; (iv) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; and (v) rights of publicity. “Interim Financial Statements” is defined in Section 3.4 of this Agreement. “IRS” means the United States Internal Revenue Service.

“Joinder Agreement” is defined in Section 6.10 of this Agreement. “Joining Common Holder” is defined in Section 6.10 of this Agreement. “Knowledge of the Company” means the actual knowledge of Patrick Beharelle, Christopher Averill, Carl Schweihs, Joan Davison or, solely with respect to Section 3.8, Section 3.9(h) and Section 3.15, Patricia Ayala, in each case after due inquiry. “Law” means any and all statutes, laws, ordinances, rules, regulations, Orders, permits, codes, treaties, constitutions, case law and other rules of law enacted, promulgated or issued by any Governmental Entity. “Leased Real Property” means all real property leased by the Company and/or its Subsidiaries. “Legal Proceeding” means any action, claim (including any cross-claim or counter- claim), suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. “Letter of Credit” is defined in Section 6.13 of this Agreement. “Lien” means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), claim, charge, community property interest, condition, equitable interest, option, easement, encroachment, right of way, right of first refusal or conditional sale agreement. “LoC Released Parties” is defined in Section 6.13 of this Agreement. “Loss” is defined in Section 8.2(a) of this Agreement. “Majority Stockholder Entity” means Leeds Equity Partners IV, L.P. (f/k/a Leeds Weld Equity Partners IV, L.P.). “Material Adverse Effect” means, with respect to the Company and its Subsidiaries the occurrence or existence of an event, condition, change, effect, or development that, individually or in the aggregate, has or would reasonably expected to have an effect that is material and adverse on the financial condition, business or results of operations of the Company and its Subsidiaries, on a consolidated basis, or on the ability of the Sellers to consummate the Transactions; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the economies or securities or financial markets in general anywhere in the world in which the Company and/or its Subsidiaries currently conducts business; (ii) changes, conditions or effects that affect the industries in which the Company operates; (iii) any change, effect or circumstance resulting from an action required or specifically permitted by this Agreement; (iv) any matter disclosed in the Disclosure Schedules solely to the extent and scope of such disclosure; (v) the effect of any changes in applicable Laws or accounting rules, including GAAP; (vi) any change, effect or circumstance resulting from the announcement of this Agreement; or (vii) conditions caused by acts of terrorism or war (whether or not declared) or any natural or man-made disaster or other acts of God; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (v) or (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate adverse effect on the Company and its Subsidiaries, on a consolidated basis, compared to other similarly sized participants in the industries in which the Company and its Subsidiaries conduct their businesses. “Material Contract” is defined in Section 3.7(a) of this Agreement. “MSP” means managed service provider. “Net Working Capital Escrow Amount” is defined on Schedule 1.6(a). “Net Working Capital Escrow Account” is defined in Section 1.6(a) of this Agreement. “Net Working Capital June” means the amount by which (i) Current Assets exceeds (ii) Current Liabilities, in each case, determined as of the close of business on June 29, 2014. “Net Working Capital May” means the amount by which (i) Current Assets exceeds (ii) Current Liabilities, in each case, determined as of the close of business on May 25, 2014. “Neutral Arbitrator” is defined in Section 1.8(c) of this Agreement. “Non-Disclosure and Confidentiality Agreement” is defined in Section 6.2 of this Agreement. “Objection Notice” is defined in Section 1.8(b) of this Agreement. “Open Source Software” is defined in Section 3.9(g) of this Agreement. “Option Holder” is defined in Section 1.3(a) of this Agreement. “Order” is defined in Section 2.3(c) of this Agreement. “Ordinary Course of Business” means the ordinary and usual course of normal day-to- day operations of the Company and its Subsidiaries consistent with past practice. “OWM” means onsite workforce management. “Parties” is defined in the Preamble of this Agreement. “Permits” means all permits, licenses, franchises, approvals, authorizations, consents, registrations or certificates required to be obtained from Governmental Entities. “Permitted Liens” means (i) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate procedures; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business;

(iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Real Property Leases; (iv) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business or (v) other immaterial imperfections of title or Liens. “Permitted Representation” is defined in Section 9.14 of this Agreement. “Per Share Common Consideration” means the quotient obtained by dividing (i) the Common Consideration by (ii) the sum of (a) the aggregate number of Common Shares issued and outstanding as of immediately prior to Closing, plus (b) the number of shares of Common Stock that are subject to the Common Warrants. “Per Share Preferred Consideration” is defined in Section 1.5(b) of this Agreement. “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity. “Personal Property Leases” means all leases of tangible personal property to which the Company or any of its Subsidiaries is a party. “PII” is defined in Section 3.9(j) of this Agreement. “Post-Closing Transaction Deductions” means any payments in respect of Incentive Bonus Payments after the Closing (including Included Payroll Taxes) in accordance with and in satisfaction of Section 1.5(e) and whether out of any Escrow Account or otherwise pursuant to the terms of this Agreement. “Pre-Closing Period” is defined in Section 6.1 of this Agreement. “Pre-Closing Tax Contest” is defined in Section 6.4(d) of this Agreement. “Pre-Closing Tax Period” is defined in Section 6.4(a) of this Agreement. “Pre-Closing Tax Returns” is defined in Section 6.4(c) of this Agreement. “Preferred Consideration” is defined in Section 1.5(b) of this Agreement. “Preferred Holders” is defined in the Preamble of this Agreement. “Preferred Pro Rata Portion” means, with respect to each Preferred Holder and the Preferred Warrant Holder, the quotient obtained by dividing (x) the Aggregate Preferred Consideration received by such holder pursuant to this Agreement, by (y) Aggregate Preferred Consideration received by all such holders pursuant to this Agreement. For the avoidance of doubt, the aggregate Preferred Pro Rata Portion shall always equal one hundred percent (100%). “Preferred Shares” is defined in the Recitals of this Agreement. “Preferred Stock” is defined in the Recitals of this Agreement.

“Preferred Warrant Consideration” is defined in Section 1.5(d) of this Agreement. “Preferred Warrant Holder” is defined in the Preamble of this Agreement. “Preferred Warrant Shares” is defined in the Recitals of this Agreement. “Preferred Warrant” is defined in the Recitals of this Agreement. “Preliminary Statement” is defined in Section 1.8(a) of this Agreement. “Pro Rata Escrow Portion” means, with respect to each Securityholder, the quotient obtained by dividing (x) in the case of a Common Holder, the number of Common Shares held by such Common Holder, and in the case of a Common Warrant Holder, the number of Common Warrant Shares issuable pursuant to such Common Warrant Holder’s Common Warrant(s) by (y) the sum of (i) the number of Common Shares held by all Common Holders party to this Agreement (including Joining Common Holders) plus (ii) the aggregate number of Common Warrant Shares held by all Common Warrant Holders. For the avoidance of doubt, the aggregate Pro Rata Escrow Portion shall always equal one hundred percent (100%). “Pro Rata Portion” means, with respect to each Seller (and Award Recipient), the quotient obtained by dividing (x) the aggregate Consideration Received by such Seller pursuant to this Agreement plus the Incentive Bonus Payment received by any Award Recipient, by (y) the sum of the aggregate Consideration Received by all Sellers pursuant to this Agreement plus the aggregate Incentive Bonus Payments received by all Award Participants. For the avoidance of doubt, the aggregate Pro Rata Portion shall always equal one hundred percent (100%). “Purchase Price” means an amount in cash equal to the sum of: (a) Three Hundred and Ten Million Dollars ($310,000,000) (the “Enterprise Value”); plus or minus (b) the Estimated Purchase Price Adjustment; minus (c) the Indebtedness; minus (d) the Incentive Bonus Payments; minus (e) the Selling Expenses; plus (f) the aggregate exercise prices of all of the Common Warrant Shares and the aggregate exercise prices of all of the Preferred Warrant Shares (the sum of the foregoing clauses (a) through (f), the “Initial Aggregate Purchase Price”). The Initial Aggregate Purchase Price shall be subject to further adjustment pursuant to Section 1.8 (as finally adjusted, the “Aggregate Purchase Price”). “Purchaser” is defined in the Preamble of this Agreement. “Purchaser Fundamental Representations” means the representations and warranties contained in Section 5.1 (Corporate Organization), Section 5.2 (Authority and Validity), Section 5.4 (Investment Intention), Section 5.5 (Financial Capability; Solvency), Section 5.6 (Brokers), Section 5.7 (Litigation) and Section 5.8 (Inspection; No Other Representations). “Purchaser Indemnified Parties” is defined in Section 8.2(a) of this Agreement. “Purchaser Prepared Pre-Closing Returns” is defined in Section 6.4(c) of this Agreement “Purchaser Terminating Breach” is defined in Section 2.3(e) of this Agreement.

“Qualifying Claim” is defined in Section 8.4(a) of this Agreement. “Real Property Leases” is defined in Section 3.6(a) of this Agreement. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment or into or out of any property. “Remedial Action” means all actions, including any capital expenditures, undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws. “Resolution Period” is defined in Section 1.8(b) of this Agreement. “Review Period” is defined in Section 1.8(b) of this Agreement. “Securities Act” is defined in Section 5.4 of this Agreement. “Securityholder Expense Amount” is defined in Section 1.6(b) of this Agreement. “Securityholder Indemnified Parties” is defined in Section 8.3(a) of this Agreement. “Securityholder Representative” is defined in Section 9.9(a) of this Agreement. “Securityholders” means the Common Holders and the Common Warrant Holders. “Seller” is defined in Preamble of this Agreement. “Seller Fundamental Representations” means the representations and warranties contained in ARTICLE IV. “Seller Released Persons” is defined in Section 1.9(c). “Seller Releasing Parties” is defined in Section 1.9(c). “Seller Terminating Breach” is defined in Section 2.3(d) of this Agreement. “Selling Expenses” means the unpaid obligations of the Company for all legal and other expenses incurred in connection with the Transactions determined as of 12:01 a.m. Chicago time on the Closing Date (including any fees and expenses of (i) Goodwin and (ii) certain other advisors of the Company); provided, however, that in no event shall Selling Expenses include, or be deemed to include, any Excluded Items; provided, further, however, that any Selling Expenses that would not otherwise be due until the Closing (e.g., success based fees and/or expenses) will be deemed to be incurred and unpaid as of 12:01 a.m. Chicago time on the Closing Date. “Significant Customer” is defined in Section 3.13(a) of this Agreement.

“Solvent” is defined in Section 5.5 of this Agreement. “Source Code” is defined in Section 3.9(i) of this Agreement. “Special Escrow Account” is defined in Section 1.6(a) of this Agreement. “Special Escrow Amount” s defined on Schedule 1.6(a). “Special Indemnity Escrow Period” is defined on Schedule 1.6(a). “Special Indemnity Matters” is defined in Section 8.2(a)(vi) of this Agreement. “Special Losses” means monetary damages paid by the Company or any of its Subsidiaries to any plaintiff in any Special Indemnity Matter pursuant to either a (i) final, non- appealable decision of a court of competent jurisdiction, or (ii) a final, binding settlement agreement that settles any Special Indemnity Matter and fully releases the Company and its Subsidiaries from any further liability with respect to such Special Indemnity matter and is otherwise on terms that are reasonably satisfactory to the Securityholder Representative (an “Approved Settlement Agreement”); provided, however, that Special Losses shall be reduced and offset by any and all Special Loss Offsets. “Special Loss Offset” means, regardless of when received, any and all (i) amounts contributed, paid, reimbursed or assumed by a third-party co-defendant in the Special Indemnity Matter associated with the defense, settlement and/or judgment costs and/or expenses associated with any Special Indemnity Matter that would otherwise be owed by, or due from, any Special Loss Party, (ii) other economic value provided by a third-party co-defendant in the Special Indemnity Matter to any Special Loss Party that is intended as a partial or full offset to any Special Loss Party’s liability in connection with any Special Indemnity Matter, and/or (iii) Special Loss Tax Benefits. “Special Loss Party” has is defined in Section 8.6(b). “Special Loss Tax Benefits” means thirty-five percent (35%) of all Special Losses to the extent deductible or resulting in the equivalent of a deduction through a reduction in net income. “Stock Plan” means the Staffing Solutions Holdings, Inc. 2005 Stock-Based Incentive Compensation Plan. “Straddle Period” defined in Section 6.4(h) of this Agreement. “Straddle Returns” is defined in Section 6.4(c) of this Agreement. “Subsequent Payments” is defined in Section 1.9(a). “Subsidiaries” means (i) the entities set forth on Schedule 3.3(b) and (ii) all other Persons in which the Company, directly or indirectly, owns a controlling equity interest.

“Target Net Working Capital Amount” means an amount equal to (i) the sum of Five Hundred Seventy-Seven Million Eighty-Nine Thousand One Hundred Sixty-Six Dollars ($577,089,166.00), the Net Working Capital May and the Net Working Capital June, divided by (ii) twelve (12), minus (iii) Three Million Five Hundred Thousand Dollars ($3,500,000). “Tax” means any tax (including any income tax, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, capital gains tax, value-added tax, sales tax, property tax, withholding tax, social security (or similar) or unemployment, disability, levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax)), imposed, assessed, or collected by or under the authority of any Taxing Authority. “Tax Authority” and “Taxing Authority” mean any U.S. or non-U.S. federal, national, state, provincial, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority. “Tax Return” or “Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes that is filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendments. “Termination Date” is defined in Section 2.3(a) of this Agreement. “Transactions” means the transactions contemplated by this Agreement. “Transaction Deductions” means the sum of (i) any and all payments made in respect of Incentive Bonus Payments (including the Company portion of any employment Taxes), at the Closing as contemplated by this Agreement and any other compensatory payments made by the Company or any of its Subsidiaries at Closing in connection with the Transactions (including the Company portion of any employment Taxes); (ii) any and all deductible amounts resulting from the exercise of Company Stock Options in connection with the transactions contemplated by this Agreement; (iii) any and all payments in respect of Common Stock as contemplated by this Agreement that results in a deduction to the Company pursuant to Section 421(b) of the Code (including the Company portion of any employment Taxes); (iv) the deductible portion of all Selling Expenses and all capitalized costs that become deductible due to the repayment of Indebtedness at the Closing or as contemplated by this Agreement; and (v) 70% of all success- based fees paid by the Company, in each case to the extent such amounts are deductible on the U.S. federal income Tax Return of the Company for the Tax period ending as of the Closing Date. For purposes of this Agreement, the parties agree that 70% of success-based fees paid by the Company shall be deductible under Rev. Proc. 2011-29 and shall be Transaction Deductions. The Securityholder Representative’s determination of the amount of each such item that is deductible shall be conclusive for purposes of this Agreement, provided that the Securityholder Representative shall determine the deductibility of any such amounts in good faith and in consultation with the Company’s tax return preparers and tax counsel, and shall not determine that an amount is deductible if the Company’s tax return preparer certifies that it does not believe a deduction is more likely than not to be available. “Transaction Documents” means this Agreement and the other documents and certificates contemplated hereby, including the Escrow Agreement. “Transaction Tax Benefit” means an amount equal to thirty-five percent (35%) multiplied by the lesser of (a) the U.S. federal net operating loss carryforward of the Company to Tax periods beginning after the Closing Date, and (b) the Transaction Deductions. “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law. “WM Restricted Cash” means the balance of account 1022 on the Company’s December 29, 2013 consolidated balance sheet included as part of the Audited Financial Statements. “Working Capital True-Up Amount” means the amount equal to (i) the Closing Date Net Working Capital Amount as stated on the Final Statement, minus (ii) the Target Net Working Capital Amount as stated on the Final Statement, minus (iii) the Estimated Purchase Price Adjustment (which, in accordance with Section 1.7, may be either a positive or negative number).